UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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The KEYW Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE KEYW HOLDING CORPORATION

Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation (“KEYW” or the “Company”) to be held at KEYW’s Corporate Headquarters, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, on Tuesday, August 13, 2013 at 10:00 a.m. Eastern Time. We invite you to arrive at 9:30 a.m. to visit with KEYW management. A continental breakfast will be served.

As discussed in the enclosed Proxy Statement, the matters to be acted on at the Annual Meeting are: (1) the election of directors, and (2) the ratification of the appointment of the Company’s independent registered public accounting firm. Additionally, there will be a presentation reviewing the Company’s performance in 2012 and through the second quarter of 2013. There will also be an opportunity for stockholders to present questions to management and to a representative of the Company’s independent registered public accounting firm.

The Company’s 2012 Annual Report is enclosed. The 2012 Annual Report is not a part of the enclosed Proxy Statement.

Whether or not you plan to attend, we request that your shares of stock be represented and voted at the Annual Meeting. You can accomplish this by completing, signing, dating and promptly returning the enclosed Proxy Card in the enclosed envelope or by transmitting your voting instructions online at www.proxyvote.com. If you sign and return your Proxy Card without specifying your choices, your shares will be voted in accordance with the recommendations of the Company’s board of directors contained in the enclosed Proxy Statement.

We look forward to seeing you on August 13, 2013 and urge you to return your Proxy Card as soon as possible.

Respectfully yours,

Leonard E. Moodispaw
Chairman, President & Chief Executive Officer

Hanover, Maryland
July 12, 2013

THE KEYW HOLDING CORPORATION
7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 13, 2013

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation, a Maryland corporation, (“KEYW” or the “Company”), will be held at 10:00 a.m. Eastern Time on Tuesday, August 13, 2013, at KEYW’s Corporate Headquarters, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, for the following purposes:

1.	To elect eight (8) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and
3.	To transact such other business as may properly come before the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting.

The Company’s board of directors has fixed the close of business on June 25, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

Please indicate your vote, date and sign the enclosed Proxy Card and promptly return it in the enclosed pre-addressed envelope or transmit your voting instructions online at www.proxyvote.com. Have your Proxy Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. The prompt voting of proxies will assure a quorum and reduce solicitation expenses. If you are a stockholder of record and are personally present at the Annual Meeting and wish to vote your shares in person, even after returning your Proxy Card, you still may do so.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on
August 13, 2013

The Proxy Statement and 2012 Annual Report are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

KIMBERLY J. DECHELLO
Secretary

Hanover, Maryland
July 12, 2013

i

THE KEYW HOLDING CORPORATION

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 13, 2013

This Proxy Statement and enclosed Proxy Card are furnished to the holders of common stock, $0.001 par value (the “Common Stock”), of The KEYW Holding Corporation, a Maryland corporation (“KEYW” or the “Company”) and is solicited by the board of directors of the Company (the “board of directors”) for use at the Annual Meeting of Stockholders to be held on August 13, 2013 and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. Eastern Daylight Time (“EDT”) on Tuesday, August 13, 2013, at KEYW’s Corporate Headquarters, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076. The approximate date on which the Notice of Annual Meeting, Proxy Statement and Proxy Card are first sent or given to stockholders is July 12, 2013.

The shares represented by all properly executed proxies will be voted at the Annual Meeting in accordance with instructions thereon. If no instructions are indicated, the Proxy will be voted “FOR” the nominees for director listed under the caption “Proposal 1” herein, and “FOR” ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year. The Company’s board of directors recommends that the stockholders vote in favor of each of the proposals. All valid proxies obtained will be voted at the discretion of the board of directors with respect to any other business that may properly come before the Annual Meeting.

The board of directors has fixed the close of business on June 25, 2013 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

As of the Record Date, there were 36,656,310 shares of the Company’s Common Stock outstanding. Holders of shares of Common Stock of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of at least a majority of the shares outstanding as of the Record Date will be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

The nominees to be selected as directors must receive a majority of the votes cast at the Annual Meeting to be elected. Each other proposal must receive a majority of the votes cast at the Annual Meeting to be approved. Abstentions and broker non-votes will have no effect on the proposals because broker non-votes will not be considered as present or voting and abstentions will be counted only for purposes of determining whether there is a quorum.

Proxies may be revoked before they are voted at the Annual Meeting by giving written notice of revocation to the Secretary, by submission of a Proxy bearing a later date, or by attending the Annual Meeting in person and voting by ballot.

The cost of preparing and mailing this Proxy Statement and the accompanying Proxy Card will be borne by the Company and the Company will pay the cost of soliciting proxies. In addition to solicitation by mail, certain officers and regular employees of the Company or employees of the Company’s transfer agent, Registrar and Transfer Company, may solicit the return of proxies by telephone, email or in person. The Company will also reimburse brokers, nominees and other fiduciaries for their expenses in forwarding solicitation materials to the beneficial owners of Common Stock and soliciting them to execute proxies.

Any document referenced in this Proxy Statement is available without charge to any stockholder of record upon request. All requests shall be made either in writing, and directed to the Company at its main office address, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, by e-mail and directed to corporatesecretary@keywcorp.com or orally and directed to the Secretary at 443-733-1600.

VOTING SECURITIES AND PRINCIPAL HOLDERS

General

The voting securities of the Company consist of Common Stock. On the Record Date there were 36,656,310 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying notes set forth as of June 25, 2013, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person or group who beneficially owns more than 5% of the Common Stock, (ii) each of the directors of the Company, (iii) each of the Company’s named executive officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated by footnote, the nature of all beneficial ownership is direct.

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class(1)
5% Owners
AllianceBernstein LP(2)	2,507,812	6.8%
Baron Capital Group, Inc. and related parties(3)	3,000,000	8.2%
Capital Research Global Investors(4)	2,887,500	7.9%
FMR, LLC(5)	4,159,002	11.3%
GEF Capital Company, LLC and related parties(6)	2,488,638	6.6%
The Hannon Family LLC and related parties(7)	2,250,000	6.0%
Pioneer Global Asset Management S.p.A. and related parties(8)	1,817,593	5.0%
Pioneer Investment Management, Inc. and related parties(9)	1,817,593	5.0%
Vedanta Opportunities Fund, L.P. and related parties(10)	1,969,092	5.3%
Directors and Executive Officers
Len Moodispaw(11)	1,356,500	3.7%
John Krobath(12)	373,217	1.0%
Mark Willard(13)	225,500	**
Kim DeChello(14)	219,288	**
Ed Jaehne(15)	70,348	**
Chris Fedde(16)	16,250	**
Deborah Bonanni(17)	8,125	**
Bill Campbell(18)	49,387	**
Pierre Chao(19)	21,500	**
John Hannon(20)	482,640	1.3%
Ken Minihan(21)	35,250	**
Art Money(22)	39,993	**
Caroline Pisano(23)	1,275,480	3.5%
All Directors and Executive Officers as a Group (13 persons)(24)	4,173,478	10.9%

*	The address of all directors and executive officers is c/o The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076.
**	Less than 1%.
(1)	The percentages are calculated on the basis of 36,656,310 shares outstanding as of June 25, 2013 plus, for each person listed, securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. All restricted stock regardless of vesting status is included since these shares have voting rights.
(2)	Based on a Form 13F-HR filed with the SEC on April 19, 2013 by AllianceBernstein LP. Principal Business Office address is 1345 Avenue of the Americas, New York, NY 10105.

(3)	Based on a Schedule 13G/A filed with the SEC on February 14, 2013 by Baron Capital Group, Inc., BAMCO, Inc., Baron Small Cap Fund and Ronald Baron. Principal Business Office address is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(4)	Based on a Form 13F-HR filed with the SEC on May 15, 2013 by Capital Research Global Investors. Principal Business Office address is 333 South Hope Street, Los Angeles, CA 90071.
(5)	Based on a Schedule 13G/A filed with the SEC on April 10, 2013 by FMR, LLC, Fidelity Management & Research Company, Fidelity Mid-Cap Stock Fund and Edward C. Johnson, III. Principal Business Office address is 245 Summer Street, Boston, MA 02210.
(6)	Based on a Schedule 13G filed with the SEC on February 14, 2011 by GEF Capital Company Holdings, LLC, GEF Management Corporation and Global Environment Capital Company, LLC. Principal Business Office address is c/o Global Environment Fund, 5471 Wisconsin Avenue, Suite 300, Chevy Chase, MD 20815.
(7)	Based on a Schedule 13G/A filed with the SEC on February 13, 2013, by The Hannon Family LLC, Glenn A. Hannon, Natalie R. Hannon Kizer and Nichole Potee. Principal Business Office address is 4416 East West Highway, Bethesda, MD 20814.
(8)	Based on a Schedule 13G/A filed with the SEC on February 14, 2013 by Pioneer Global Asset Management S.p.A. (PGAM). Principal Business Office address is Galleria San Carlo 6, Milan, Italy. According to such Schedule 13G, PGAM is a holding company incorporating all of the Pioneer Investments asset management business (including Pioneer Investment Management, Inc.(PIM) and additional PGAM subsidiaries) and may therefore be deemed to beneficially own the shares indicated. According to the Schedule 13G, the indicated shares are owned by (i) collective investment vehicles (funds) advised by PIM and (ii) funds advised by other advisors that are direct or indirect wholly-owned subsidiaries of PGAM. In their roles as investment manager or advisor to such funds, PIM and such additional PGAM subsidiaries possess investment and/or voting control over the indicated shares. Oak Ridge Investments, LLC, as sub-advisor to PIM, has shared power to dispose or to direct the disposition of 1,817,593 of such shares.
(9)	Based on a Schedule 13G/A filed with the SEC on February 14, 2013 by Pioneer Investment Management, Inc. (PIM). Principal Business Office address is 60 State Street, Boston, MD 02109. According to such Schedule 13G, PIM is a direct subsidiary of PGAM. PGAM is a holding company incorporating all of the Pioneer Investments asset management business (including PIM and additional PGAM subsidiaries). According to the Schedule 13G, the indicated shares are owned by (i) collective investment vehicles (funds) advised by PIM and (ii) funds advised by other advisors that are direct or indirect wholly-owned subsidiaries of PGAM. In their roles as investment manager or advisor to such funds, PIM and such additional PGAM subsidiaries possess investment and/or voting control over the indicated shares. Oak Ridge Investments, LLC, as sub-advisor to PIM, has shared power to dispose or to direct the disposition of 1,817,593 of such shares.
(10)	Based on a Schedule 13G filed with the SEC on January 18, 2011 by Vedanta Opportunities Fund, L.P., Vedanta Associates, L.P., Vedanta Partners, LLC, Alessandro Piol and Parag Saxena. Principal Business Office address is 540 Madison Avenue, 38th Floor, New York, NY 10022.
(11)	Of the shares shown as beneficially owned, 530,114 are owned directly by Mr. Moodispaw, 30,000 are held jointly with his spouse, 46,500 are unvested restricted stock, 20,000 represent presently exercisable rights to acquire common stock through warrants, and 141,000 represent presently exercisable rights to acquire common stock through stock options. Shares deemed to be beneficially owned by Mr. Moodispaw include 273,386 shares of common stock and presently exercisable rights to acquire 315,500 shares of common stock through warrants held by The Leonard E. Moodispaw 2009 Grantor Retained Annuity Trust. Mr. Moodispaw has voting and dispositive power over the shares beneficially owned by the trust. Mr. Moodispaw disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein.
(12)	Of the shares shown as beneficially owned, 75,842 are owned directly by Mr. Krobath, 24,000 are unvested restricted stock, 5,750 represent presently exercisable rights to acquire common stock through warrants, and 267,625 represent presently exercisable rights to acquire common stock through stock options.
(13)	Of the shares shown as beneficially owned, 124,000 are owned directly by Mr. Willard, 44,000 are unvested restricted stock, and 57,500 represent presently exercisable rights to acquire common stock through stock options.

(14)	Of the shares shown as beneficially owned, 127,238 are owned directly by Ms. DeChello, 43,300 are unvested restricted stock, and 48,750 represent presently exercisable rights to acquire common stock through stock options.
(15)	Of the shares shown as beneficially owned 13,598 are owned directly by Mr. Jaehne, 8,000 are unvested restricted stock, and 48,750 represent presently exercisable rights to acquire common stock through stock options.
(16)	Of the shares shown as beneficially owned by Mr. Fedde, 10,000 are unvested restricted stock and 6,250 represent presently exercisable rights to acquire common stock through stock options.
(17)	Of the shares shown as beneficially owned by Ms. Bonanni, 2,500 are unvested restricted stock and 5,625 represent presently exercisable rights to acquire common stock through stock options.
(18)	Of the shares shown as beneficially owned, 20,387 are owned directly by Mr. Campbell, 5,500 are unvested restricted stock, 3,500 represent presently exercisable rights to acquire common stock through stock options and 20,000 represent presently exercisable rights to acquire common stock through stock options under his consulting firm Sanoch Management LLC.
(19)	Of the shares shown as beneficially owned, 2,500 are owned directly by Mr. Chao, 5,500 are unvested restricted stock and 13,500 represent presently exercisable rights to acquire common stock through stock options.
(20)	Of the shares shown as beneficially owned, 35,330 are owned directly by Mr. Hannon. Shares deemed to be beneficially owned by Mr. Hannon include 126,500 shares of common stock owned by The John G. Hannon Revocable Trust U/A DTD 03/09/04 and presently exercisable rights to acquire 272,728 shares of common stock through warrants held by such trust. Mr. Hannon has voting and dispositive power over the shares owned by the above entities. Mr. Hannon disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Also deemed as beneficially owned by Mr. Hannon include 36,082 shares of common stock owned by a daughter who resides in his household and presently exercisable rights to acquire 12,000 shares of common stock through warrants. Mr. Hannon disclaims beneficial ownership of these securities.
(21)	Of the shares shown as beneficially owned 3,500 are owned directly by Mr. Minihan, 5,500 are unvested restricted stock, and 26,250 represent presently exercisable rights to acquire common stock through stock options.
(22)	Of the shares shown as beneficially owned 6,662 are owned directly by Mr. Money, 5,500 are unvested restricted stock, 1,581 represent presently exercisable rights to acquire common stock through warrants, and 26,250 represent presently exercisable rights to acquire common stock through stock options.
(23)	Shares deemed to be beneficially owned by Caroline S. Pisano include: (i) shares held by Ms. Pisano herself, who beneficially owns 841,820 shares of common stock, 3,000 are unvested restricted stock, 2,250 represent presently exercisable rights to acquire common stock through stock options, and presently exercisable rights to acquire 20,000 shares of common stock through warrants; (ii) presently exercisable rights to purchase 403,410 shares of common stock through warrants held by The Caroline S. Pisano 2009 Irrevocable Trust and (iii) 5,000 shares owned by her mother who resides in her household. Ms. Pisano has voting and dispositive power over the shares beneficially owned by the trust. Ms. Pisano disclaims beneficial ownership of the shares held by the trust except to the extent of her pecuniary interest therein and disclaims beneficial ownership of the securities held by her mother.
(24)	Of the shares shown as beneficially owned, 667,250 represent presently exercisable rights to acquire Common Stock through stock options and 1,050,969 represent presently exercisable rights to acquire common stock through warrants.

THE BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Our board of directors consists of eight individuals. Directors are elected annually, and each director holds office for a one-year term. The board of directors generally meets quarterly. Additionally, our bylaws provide for special meetings and, as also permitted by Maryland law, board action may be taken without a meeting upon unanimous written consent of all directors.

The biographical information presented later in this Proxy discusses the specific experience, qualifications, attributes and skills contributing to our conclusion that each director should serve as a member of our board of directors. Board members who have an investment stake in the Company have interests that are aligned with the Company’s desire to grow and prosper. We believe that each director has demonstrated business acumen and an ability to exercise sound and ethical judgment, as well as a commitment of service to the Company and to our board of directors. Finally, we value their significant experience on other public company boards of directors and board committees, in government agencies, and in private companies, which when aggregated as a full board we feel provides the level of expertise necessary in directing the Company.

Director Independence

Under the NASDAQ Marketplace Rules, a majority of our board of directors must be comprised of independent directors, and each member of our audit, compensation and nominating and corporate governance committees must be an independent director, as defined under the NASDAQ Marketplace Rules. Under the NASDAQ Marketplace Rules, a director will not qualify as an “independent director” if, in the opinion of the company’s board of directors, the director has any relationship which would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. In addition, under the NASDAQ Marketplace Rules, an independent director may not be an executive officer or employee of our company and must satisfy certain other requirements under the NASDAQ Marketplace Rules.

In addition, each member of our audit committee must satisfy the independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of the audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (2) be an affiliated person of the company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director under the NASDAQ Marketplace Rules and under applicable securities laws and rules. As a result of this review, our board of directors affirmatively determined that Ms. Bonanni, Mr. Campbell, Mr. Chao, Mr. Hannon, Mr. Minihan, Mr. Money and Ms. Pisano, representing a majority of our eight directors, are “independent directors” as defined under the NASDAQ Marketplace Rules and that each member of our audit committee satisfies the independence requirements of Rule 10A-3 of the Exchange Act.

Board Committees

Our board of directors has established an audit committee, a compensation committee, an ethics committee, and a nominating and corporate governance committee, with each committee having the composition and responsibilities described below. The members of each committee are appointed by our board of directors. The CEO is an ex-officio member of all standing committees per the Company’s bylaws. Copies of the charters of each of the audit committee, compensation committee, and nominating and corporate governance committee setting forth the responsibilities of the committees are available on our website at www.keywcorp.com. We periodically review and revise the committee charters.

Audit Committee

Our audit committee is comprised of Caroline Pisano, Art Money, and John Hannon. Ms. Pisano is the chairperson of our audit committee. Our board of directors has determined that each member of the audit committee meets the financial literacy requirements under the rules and regulations of the NASDAQ and that Ms. Pisano qualifies as an “audit committee financial expert” under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. In addition, our board of directors has determined that each member of our audit committee is an independent director under the listing standards of The NASDAQ Stock Market and is independent pursuant to Rule 10A-3 of the Exchange Act. As provided for in the committee’s charter, as approved by our board of directors, our audit committee is responsible for, among other things:

•	Determining the appointment, compensation, retention and oversight of our independent registered public accounting firm; evaluating the qualifications, performance and independence of our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	Overseeing our accounting and financial reporting processes and the audits of our financial statements; and
•	Reviewing and assessing the qualitative aspects of our financial reporting, our processes to manage business and financial risk, and our compliance with significant applicable legal, ethical and regulatory requirements as they relate to financial statements or accounting matters.

The audit committee held four meetings in 2012.

Compensation Committee

Our compensation committee is comprised of Art Money, Bill Campbell and John Hannon. Mr. Money is the chairperson of our compensation committee. As provided for in the committee’s charter, as approved by our board of directors, our compensation committee is responsible for, among other things:

•	Reviewing and recommending KEYW’s general policy regarding executive compensation;
•	Reviewing and recommending compensation for our chief executive officer and our other executive officers, including annual base salary, annual incentive bonus (including the specific goals required to receive an annual incentive bonus and the amount of any such annual incentive bonus), equity compensation and any other benefits or compensation;
•	Reviewing and recommending any employment-related agreements, severance arrangements and change-of-control arrangements and similar agreements/arrangements for our executive officers;
•	Reviewing and recommending compensation plans for our employees and amendments to our compensation plans to our board of directors;
•	Preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and
•	Overseeing, reviewing and making recommendations with respect to our equity incentive plans.

Our board of directors has determined that each member of our compensation committee is an “independent director” as defined under the NASDAQ Marketplace Rules.

The compensation committee held three meetings in 2012.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Deborah Bonanni, Ken Minihan and Pierre Chao. Mr. Minihan is the chairperson of our nominating and corporate governance committee. As provided for in the committee’s charter, as approved by our board of directors, our nominating and corporate governance committee is responsible for, among other things:

•	Reviewing developments in corporate governance practices and developing and recommending governance principles, policies and procedures applicable to KEYW;
•	Identifying, reviewing and recommending to our board of directors nominees for election to our board of directors and to fill vacancies on our board of directors;
•	New director orientation;

•	Reviewing and making recommendations to our board of directors regarding board committee structure and membership; and
•	Succession planning for our executive officers.

Our board of directors has determined that each member of our nominating and corporate governance committee is an “independent director” as defined under the NASDAQ Marketplace Rules.

The Nominating and Corporate Governance Committee adopted Corporate Governance Guidelines on April 30, 2010. The Guidelines are designed to assist the Board in the exercise of its responsibilities and provides guidance on such matters as: board size and composition, selection of directors, shareholder nominations, selection of Chairperson, expectations for directors, board responsibilities, board meetings, executive sessions, the committees of the board, orientation and continuing education, and reliance on management and outside counsel.

The nominating and corporate governance committee had a minimum of four informal meetings in 2012 on Corporate Governance topics which they brought before the full board.

Ethics Committee

Our ethics committee is composed of Ken Minihan and Len Moodispaw. Mr. Moodispaw is the chairperson of our ethics committee. Our ethics committee is responsible for, among other things:

•	Advising our management and board of directors of means to ensure that we adhere to the highest ethical standards in our day to day operations;
•	Ensuring that a positive working environment is created and maintained for all of our employees and that those employees are challenged to meet such a standard;
•	Providing a forum for advice to the internal auditor and corporate counsel, our management and any of our employees to consider ethical issues; and
•	Recommending to our management and the entire board of directors means to train managers and employees.

The ethics committee met often, informally in 2012 to discuss the Company’s Ethics and Compliance program.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the compensation committee during the last completed fiscal year: (a) was, during the fiscal year, an officer or employee of the Company; (b) was formerly an officer of the Company; or (c) had any relationships requiring disclosure under Item 404 of Regulation S-K.

During the last completed fiscal year: (a) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of the Company; (b) no executive officer of the Company served as a director of another entity, one of whose executive officers served on the compensation committee of the Company; and (c) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Director Selection Criteria

Our goal in selecting directors is to compose leadership that has a broad base of knowledge and experience targeted to our business and industry, which allows our board of directors to engage in forthright discussion about our strategies, risks and plans as a company.

The nominating and corporate governance committee shall identify, review and recommend candidates to serve on the board. The committee may use outside consultants to assist in identifying candidates. Final approval of a candidate is determined by the full board. The committee and the board shall take the following factors into consideration, including such other factors as the board may determine:

•	Regulatory Requirements. They will assure that the board has directors who meet the applicable criteria for committee or board membership established by regulatory entities including NASDAQ, the Securities and Exchange Commission, and the Internal Revenue Service.
•	Independence. They shall assure that at least a majority of the board will be independent directors in accordance with NASDAQ regulations.
•	Overall Board Composition. They will consider the board’s overall composition in light of current and future needs. Among the characteristics the committee may consider are: professional skills and background, experience in relevant industries, diversity, age and geographic background.
•	Performance. They will consider the past performance of incumbent directors.
•	Other Criteria. Particularly with regard to new directors, they will also assess whether the candidates have the qualities expected of all directors, including integrity, judgment, acumen, and the time and ability to make a constructive contribution to the board.
•	Notice. In order to assure that the board has ample notice of potential recommended changes in the board, the nominating and corporate governance committee will inform the board of the criteria used by the committee in evaluating director nominations in advance of, and at the time of, submitting such nominations to the board.

The board, taking into consideration the recommendations of the nominating and corporate governance committee, shall be responsible for selecting the nominees for election to the board by the stockholders and for appointing directors to the board to fill vacancies and newly created directorships, with primary emphasis on the criteria set forth above. The board, taking into consideration the assessment of the nominating and corporate governance committee, shall also make a determination as to whether a nominee or appointee would be an independent director.

Stockholder Nominations

The Company welcomes nominations from stockholders and encourages interested stockholders to submit candidates to the nominating and corporate governance committee through the Secretary. The nominating and corporate governance committee shall give appropriate consideration to candidates for Board membership recommended for nomination by stockholders in accordance with the Company’s bylaws, and shall evaluate such candidates in the same manner as other candidates identified to the committee. The Company has not received any recommended nominees from any stockholder to date. Stockholders can send nominations by e-mail to corporatesecretary@keywcorp.com, by fax to (443) 733-1801 or by mail to Corporate Secretary, The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076.

Code of Ethics

KEYW has adopted a code of business conduct and ethics applicable to all of our officers including our CEO and CFO, directors, and employees. A copy of that code is available on our corporate website at www.keywcorp.com. The policies and procedures address a wide array of professional conduct, including, but not limited to:

Conduct	Political Contributions, Activities and Public Positions
Public Disclosure	Government Officials and Company Personnel
Legal Compliance	Payments to Employees of Customers or Suppliers
Government Business	Conflict of Interest
Company Records and Accounts	Compliance with Tax and Currency Laws
Insider Trading	Import and Export
Vigilant Reporting	Time Recording
Indoctrination	Reporting of Violations

Any person may receive a copy of this Code of Ethics at no charge by contacting the Company’s Chief Administrative Officer via mail, email to corporatesecretary@keywcorp.com or by phone at 443-733-1600.

Employees with complaints or concerns may report these through the KEYW OpenBoard which provides an anonymous and confidential method for reporting any issues or concerns. Employees may present concerns anonymously through OpenBoard at 866-265-3857. Confidential reports also may be submitted by mail addressed to the Corporate Secretary for delivery to the board of directors, submitted online at https://www.openboard.info/keyw/index.cfm or by e-mail at keyw@openboard.info.

Communication between Stockholders and Directors

The board of directors recommends that stockholders initiate any communications with the board of directors in writing and send them in care of the Corporate Secretary. Stockholders can send communications by e-mail to corporatesecretary@keywcorp.com, by fax to 443-733-1801 or by mail to Corporate Secretary, The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076. This centralized process will assist the board of directors in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. The board of directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the board of directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the board of directors’ consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Director Attendance at Board Meetings and Annual Meeting

The board of directors held four meetings during 2012. The board of directors held four independent directors meetings without management during 2012. Each director attended more than 75% of the total number of meetings of the board and committees on which they served. It is the policy of the Company and board of directors that all directors attend the Annual Meeting of Stockholders and be available for questions from the stockholders. All of the directors attended the 2012 Annual Meeting of Stockholders. It is anticipated that all directors nominated for election at the Annual Meeting will be in attendance at the Annual Meeting.

Board Leadership Structure

The Company is led by Leonard E. Moodispaw, who has served as the Chief Executive Officer, President & Chairman of the Board of Directors of KEYW since it began operations on August 4, 2008 and is the founder of KEYW. All seven of our other directors satisfy NASDAQ independence requirements. Caroline Pisano is the lead independent director. Independent directors head each of the three primary committees — the audit committee, the compensation committee, and the nominating and corporate governance committee, and each of the committees is comprised solely of independent directors.

We believe that our current board leadership structure is suitable for us. The Chief Executive Officer is the individual selected by the board of directors to manage the Company on a day to day basis, and his direct involvement in our business operations makes him best positioned to lead productive board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives.

We do not believe that separation of the titles of Chairman and Chief Executive Officer are necessary for good governance. We have a strong lead, independent director who serves many of the functions of a Chairman. She and Mr. Moodispaw meet prior to every Board meeting and discuss the agenda and any potential issues.

Moreover, a study by Indiana University found that “the financial performance of high performing companies was often hurt by the separation. In fact, only 23% of S and P firms have a truly independent director as chairman” (NY Times, May 9, 2013). “Only four of Fortune’s most admired companies have split the role” (NY Times, May 2013).

Board Role in Risk Oversight

The role of the board of directors in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business units and corporate functions, the board of directors considers and addresses the primary risks associated with those units and functions. The full board of directors regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the committees, and particularly the audit committee, plays a role in overseeing risk management issues that fall within each committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the audit committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the audit committee last met. The audit committee also meets regularly in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full board of directors. Other committees meet in executive sessions as necessary. In performing its functions, the audit committee and each committee of the board of directors has full access to management, as well as the ability to engage advisors. The board of directors receives reports from each of the committees regarding each committee’s particularized areas of focus.

Director Compensation

Directors who are full-time employees of KEYW receive no additional compensation for their service as directors. With respect to non-employee directors, our philosophy is to provide competitive compensation necessary to attract and retain outstanding people to our board of directors. The compensation committee reviews annually the form and amount of director compensation, and as part of its review of the compensation policies of KEYW, has sought input from Grant Thornton and Aon Hewitt as to director compensation practices of similarly-situated companies.

The board of directors and the compensation committee approved the following non-employee director cash compensation levels, which continued to apply to director compensation paid in 2012:

•	Annual retainer of $30,000 for board service;
•	Audit committee chairperson retainer of $10,000;
•	Compensation committee chairperson retainer of $5,000;
•	Ethics committee chairperson retainer of $5,000; and
•	Nominating and corporate governance committee chairperson retainer of $5,000.

The table below summarizes the compensation paid by KEYW to non-employee directors for the fiscal year ended December 31, 2012.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(4)	Total ($)
Deborah Bonanni(1)	—	—	—	—
Bill Campbell	30,000	27,450	7,504	64,954
Pierre Chao	30,000	27,450	67,539	124,989
John Hannon	— (2)	—	—	—
Ken Minihan	30,000	27,450	7,504	64,954
Art Money	46,000 (3)	27,450	7,504	80,954
Caroline Pisano	40,000	—	—	40,000

(1)	Ms. Bonanni joined the Board in April 2013.
(2)	Mr. Hannon declined receiving Board Fees.
(3)	Of this amount, $11,000 was for Board Fees to attend the Advisory Board meetings.

(4)	Amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. Mr. Campbell, Mr. Minihan and Mr. Money were each awarded 2,500 shares of restricted stock and 2,500 shares of stock options. Mr. Chao was awarded 2,500 shares of restricted stock and 22,500 shares of stock options. All awards were granted 8/15/2012. Mr. Hannon and Ms. Pisano both declined any awards.

The non-employee directors held the following numbers of stock options and unvested restricted stock as of December 31, 2012.

Director Name	Stock Options Outstanding	Unvested Restricted Stock Awards
Deborah Bonanni(1)	—	—
Bill Campbell	22,500	2,500
Pierre Chao	22,500	2,500
John Hannon	—	—
Ken Minihan	32,500	2,500
Art Money	32,500	2,500
Caroline Pisano	—	—

(1)	Ms. Bonanni joined the Board in April 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The following discussion provides an overview and analysis of the compensation programs applicable to each person that served as our principal executive officer or principal financial officer during 2012 and our three other most highly compensated executive officers for 2012 (referred to herein as our Named Executive Officers, or NEOs), and certain executive compensation 2011 and 2012 policies. This section also explains our general compensation philosophy and objectives and how we made compensation decisions for our NEOs for 2012. Our NEOs in 2012 were:

•	Len Moodispaw — President & Chief Executive Officer;
•	John Krobath — Chief Financial Officer;
•	Mark Willard — Chief Impact Officer;
•	Kim DeChello — Chief Administrative Officer; and
•	Ed Jaehne — Chief Strategy Officer.

This discussion contains forward looking statements based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy and Objectives

The overall goal of our compensation programs is to attract, retain, and motivate qualified, talented and diverse leaders who are enthusiastic about our mission and culture by providing competitive compensation and benefits to our executive officers consistent with our focus on controlling costs. We believe that compensation plays a role in, but is not the exclusive means of, achieving these goals. Non-financial attributes, such as a rewarding and innovative work environment, challenging projects, and career growth opportunities also help us to attract and motivate the leaders we seek to employ at KEYW.

We aim to design our compensation programs so that our executive officers are motivated both to achieve strong short-term (annual) performance goals and to contribute to the creation of long-term stockholder value. Accordingly, a significant portion of each executive’s total compensation is tied to the achievement of annual performance goals and to long-term stock appreciation. In addition, we believe that annual incentive compensation for our executive officers should be based primarily on the achievement of objective corporate financial goals, with the flexibility to also reward our executives for exceptional contributions to the achievement of these goals or for the achievement of specific individual goals or other corporate performance goals.

Change of Control and Severance Benefits

We have change-of-control and severance provisions in the employment agreements in place for our NEOs. For a further discussion of the change-of-control and severance provisions applicable to our NEOs see “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” below.

Determination of Executive Compensation

Role of Compensation Committee and Board of Directors.  We established a compensation committee of our board of directors in January 2009 to review and recommend to our full board of directors compensation for our executive officers, including our NEOs. Prior to that time, compensation decisions were reviewed and approved by our full board of directors, as part of the formation and start-up of KEYW. Since its formation, the compensation committee has been responsible for:

•	reviewing and recommending corporate goals and objectives as they relate to executive compensation;
•	evaluating the performance of executive officers;

•	overseeing the administration of incentive and equity-based compensation plans;
•	recommending new plans, plan amendments, and/or the termination of current plans;
•	recommending board of directors’ compensation, such as retainers, chairperson fees, or equity grants; and
•	overseeing the work of external consultants advising KEYW on compensation matters.

For a more detailed description of the role of our compensation committee, see “Board Committees — Compensation Committee” above.

Role of Management.  Our Chief Executive Officer participates in meetings of our compensation committee upon the request of its members and in meetings of our board of directors as a member of the board and makes recommendations to the compensation committee and board of directors with respect to base salary, the setting of performance targets, the amounts of any short-term and long-term incentive compensation and equity awards for our executive officers. The compensation committee also works with our Chief Financial Officer and Chief Administrative Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Mr. Moodispaw nor any of our other NEOs participates in deliberations relating to his or her own compensation.

Assessment of Competitive Practices and Role of Compensation Consultant.  We believe that competitive compensation programs are critical in attracting, retaining and motivating the talent KEYW needs to achieve its stated objectives. In the third quarter of 2009, our board of directors engaged Grant Thornton LLP, “Grant”, to assist the compensation committee in its assessment of the competitiveness of our executive compensation practices. Pursuant to its engagement, Grant completed a benchmarking analysis of total direct compensation for top executives and other key employees and made recommendations to management and the compensation committee regarding executive and key employee compensation. In addition, Grant assisted in the design of a new annual incentive plan and a new long-term incentive plan for KEYW executives and employees commencing in 2011. See “Components of Executive Compensation” below, for further discussion of our annual incentive and long-term incentive plans. Grant performed its work under the direction and authority of the board of directors and the compensation committee, with input from management.

In May 2011, our board of directors engaged Grant to complete a series of benchmark activities to understand changes to executive and independent director compensation practices since the last study was conducted in 2009 prior to going public.

In August 2012, our board of directors engaged Aon Hewitt, whom we refer to as the “Compensation Consultant”, to complete a series of benchmark activities to understand changes to executive and independent compensation practices since the last study was conducted in May 2011. The Compensation Consultant’s benchmarking analysis was based on two distinct peer groups (Direct and Indirect Peers) which it developed jointly with executive management. We believe Direct Peers should serve as the primary reference point for evaluating the reasonableness of pay levels while practices should be shaped by a broader index including Indirect Peers.

The first peer group developed by the Compensation Consultant and executive management and examined by the compensation committee consisted of companies that are comparable to KEYW with respect to industry and size as measured by revenues. The compensation committee reviewed companies that provide similar services/products to the Intelligence Community, which we refer to as the Direct Peer Group. The Direct Peer Group was as follows:

• AeroVironment, Inc.	• ICF International, Inc.
• American Science & Engineering, Inc.	• Mercury Computer Systems, Inc.
• Dynamics Research Corporation	• NCI, Inc.
• GeoEye, Inc.	• Sourcefire, Inc.
• Globecomm Systems, Inc.

The second peer group developed by the Compensation Consultant and executive management and examined by the compensation committee consisted of indirect competitors as follows:

• Astronics Corporation	• Kratos Defense Security Solutions
• Booz Allen Hamilton	• Mantech International Corporation
• CACI International	• Symantec Corporation
• Digitalglobe	• Verint Systems
• Ducommun	• Viasat
• Flir Systems

The Compensation Consultant also utilized published survey data from the following sources:

•    2012 Western Management Group Government Contractors Compensation Survey

•    2012 Aon Hewitt Executive Total Compensation Report

•    2012 Mercer Benchmark Database — Executive Report

•    2011 Towers Watson Survey Report on Top Management Compensation

The Compensation Consultant used these peer groups and industry surveys to present to the compensation committee data about salary, bonus and equity compensation at the 25th, 50th and 75th percentiles and the relative mix of these components of total compensation for executive and senior personnel positions at these comparable companies and in comparable industry and company groups. We use this compensation data as a reference point when setting compensation levels. Our compensation committee maintains discretion in determining the nature and extent to which this data is applied.

Components of Executive Compensation

The chart below lists and describes the elements currently included in our executive compensation program and summarizes our purpose in providing each such element. We did include annual cash incentives as a component of our executive compensation program for 2010, 2011 and 2012.

Compensation Component	Description	Purpose
Base Salary	Base compensation for performing core responsibilities and contributions to the Company.	Provide steady source of income based primarily on scope of responsibility and years of experience.
Annual Incentives	Annual cash incentive opportunities are provided for under the KEYW Annual Incentive Plan and are expressed as a percentage of base salary. Threshold, target, and maximum incentive opportunities are established based on corporate, business unit, and individual goals.	Ensure focus on specific annual goals, provide annual performance-based cash compensation, and motivate achievement of critical short-term performance metrics.
Long-Term Incentives	Equity grants provided under our equity incentive plans to all executives and employees. Equity award types provided for include Stock Options and Restricted Stock. Cash-based incentives also may be provided from time to time under our long-term incentive plan.	Align the interests of executives with stockholders, provide for executive ownership of stock, attract, retain and motivate key talent, and reward long-term growth of the business.
Discretionary Awards	One-time awards of cash or equity.	Intended to recognize exceptional contributions to KEYW’s business by individual executives and employees.

Compensation Component	Description	Purpose
Retirement, Health, & Welfare Benefits	Includes benefits such as: • Health, dental and vision insurance • Life and disability insurance • Paid Time Off & Holidays • Company 401(k) contributions • Employee Stock Purchase Plan.	These benefits are part of our broad-based total compensation program, available to all full-time employees of the Company.

Base Salary.  Base salary is intended to provide executives with a base level of regular income for performance of their essential duties and responsibilities. In general, base salaries for our NEOs are initially negotiated with the executive at the time the executive is hired, and reviewed annually by our compensation committee and board of directors, with input from our Chief Executive Officer (other than with respect to himself). In determining base salaries, we consider the executive’s qualifications and experience, salaries of executives in similar positions at comparable companies as described above under “Determination of Executive Compensation — Assessment of Competitive Practices and Role of Compensation Consultant”, and internal comparisons of the relative compensation paid to members of our executive team.

Annual Incentives.  Prior to January 2010, the Company did not have an annual incentive plan. Effective January 2010, we adopted the KEYW Annual Incentive Plan, which we refer to as the Annual Incentive Plan, or AIP. In general, all of our employees may become eligible to participate in the AIP, with our Chief Executive Officer retaining discretion to determine which employees (other than executive officers) are included in the AIP on a year-to-year basis. Approval of the compensation committee is required with respect to the inclusion of any of our executive officers in the AIP. The AIP is intended to:

•	Motivate eligible employees to achieve annual financial performance goals, other corporate goals or individual goals, depending on the level of seniority and responsibilities of the employee;
•	Reward employees for achievement of financial, business unit, and individual performance targets that contribute to the creation of long-term stockholder value; and
•	Provide maximum flexibility to reward individual employee performance and innovation.

Under the AIP, annual incentive opportunities are established each year as a percentage of each eligible employee’s base salary. For our Chief Executive Officer and other executive officers, performance goals and incentive opportunities are recommended by the compensation committee and determined by the board of directors in the first quarter of the fiscal year to which the award relates. For our Chief Executive Officer and other executive officers, annual incentive payments under the AIP are tied to company-wide financial performance targets. In establishing the AIP, the compensation committee and the board of directors assessed that company-wide financial performance targets best gauge the performance of KEYW’s senior management team in growing short- and long-term stockholder value. For 2012, the compensation committee determined to set company-wide financial performance targets for our Chief Executive Officer and other executive officers based on the achievement of a combination of specified target revenue and specified target EBITDA, measured after giving effect to payments to employees under the AIP, which we refer to as the 2012 financial target. In particular, the compensation committee and the board of directors determined to weight achievement of the 2012 financial target at 60% on the achievement of target revenue and 40% on the achievement of target EBITDA.

Annual incentive plan payouts for 2012 for our Chief Executive Officer and other executive officers were based on the extent to which actual revenue and EBITDA performance (weighted as described above) met the 2012 financial target, based on a sliding scale of performance. For our NEOs, actual revenue and EBITDA performance were required to achieve a minimum level of 90% of the 2012 financial target for awards to be paid under the AIP. For employees that are not executive officers, actual revenue and EBITDA performance were required to achieve a minimum level of either 80% or 90% of the 2012 financial target (or in the case of non-executive employees for which other performance targets were established, 80% or 90% of such other performance target), depending on the particular employee’s job title and position. For 2012, the Chief Executive Officer’s incentive opportunity ranged from 37.5% to 112.5% of base salary, with a target of 75%

of base salary. For each other executive officer, his or her incentive opportunity ranged from 25% of base salary to 75% of base salary, with a target of 50% of base salary.

The following table sets forth the minimum, target and maximum annual incentive payments potentially payable to our Chief Executive Officer and our other executive officers based on the percentage achievement of the 2012 financial target. The table is based on 2012 annual salaries.

		Payment Level/Percentage Achievement of 2012 Financial Target
Name	2012 Base Salary	Minimum/90%	Target/100%	Maximum/110%
Len Moodispaw	$415,002	$155,626	$311,252	$466,877
John Krobath	$250,016	$62,504	$125,008	$187,512
Mark Willard	$300,019	$75,005	$150,010	$225,014
Kim DeChello	$225,014	$56,254	$112,507	$168,761
Ed Jaehne	$210,018	$52,505	$105,009	$157,514

The AIP awards are paid in cash. The amount payable pursuant to each award is determined by the compensation committee based on achievement of the applicable performance targets. Under the AIP, the compensation committee has the discretion to increase or decrease the amount of the payout to an executive officer based on individual performance, provided such payout does not exceed the maximum payout permitted to the executive officer under the AIP. Additionally, the compensation committee may not make a discretionary increase in payment under the AIP to an executive officer subject to the $1,000,000 limit on compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), if the Company is intending to qualify the AIP awards for an exception to the compensation limit for such executive officer under Section 162(m) of the Code.

Our compensation committee determined that for 2012, KEYW achieved actual revenue and EBITDA performance at the maximum payment level under the plan. Therefore, the compensation committee approved the payment of a bonus under the AIP to the CEO and other executive officers at the maximum payment level for each NEO. See also, “Summary Compensation Table” and “Grants of Plan-Based Awards Table” herein.

Long-Term Incentives.  We believe that our executives should have a continuing stake in our long-term success. We believe that equity compensation is the best means of aligning the interests of our executives and employees to the interests of our stockholders and of incentivizing our executives and employees to contribute to the long-term growth of stockholder value. We require our executives to hold a significant equity interest in our Company. See also “Stock Ownership Guidelines” herein.

Under The KEYW Corporation 2008 Stock Incentive Plan (the 2008 Plan), no stock options or restricted stock awards were awarded in 2010. In 2011 and 2012, we awarded stock options and restricted stock awards to our NEOs under The KEYW Holding Corporation 2009 Stock Incentive Plan (the 2009 Plan). See “Executive Compensation — Grants of Plan-Based Awards Table” for a detailed description of equity awards made to our NEOs from 2010 to 2012 and “Executive Compensation — Equity Incentive Plans” for a detailed description of the 2008 and 2009 Plans.

Generally awards granted under the 2008 Plan vest ratably on an annual basis over five years. In early 2009, the board of directors determined to modify the vesting of awards so as to have these awards vest ratably on an annual basis over three years with an initial 25% vesting immediately. The board of directors determined that such three-year vesting would be applied to future awards.

As part of the board of directors’ and compensation committee’s review of competitive compensation practices conducted in the fourth quarter of 2009, the board of directors and compensation committee adopted a new long-term incentive plan, which we refer to as the long-term incentive plan or LTIP, which sets forth KEYW’s long-term incentive compensation policy for its executive officers and other employees. The LTIP applies with respect to long-term incentive compensation awards beginning in 2010. The LTIP is designed to:

•	attract, retain, and motivate key contributors to KEYW’s profitability and growth;
•	align employee and stockholder interests;

•	share the benefits of appreciation in the value of KEYW’s common stock with key contributors; and
•	facilitate stock ownership by key contributors.

The LTIP sets forth the framework KEYW intends to use for the award of long-term incentive compensation, and contemplates that KEYW may award various types of equity-based awards under its equity plans on an annual basis, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance shares, performance units, and other stock-based awards. The LTIP also contemplates awards linked to the value of our common stock but that are payable in cash. The type and mix of equity-based compensation awards made under the LTIP may vary from year-to-year based on KEYW’s compensation philosophy, employment needs, and business goals. To date, we have only issued stock options and restricted stock under the LTIP.

Under the LTIP, long-term incentive awards are to be awarded annually to eligible employees.

Equity grants are mainly comprised of stock options and restricted stock, based on the board of directors’ and compensation committee’s review of competitive compensation practices conducted in 2009, 2011 and 2012.

These analyses included an analysis of the group of peer companies selected by the Compensation Consultant (as listed above) based on their relevance to our markets, size, and location and other market data to discern broader compensation trends in the market, as described above under “Determination of Executive Compensation — Assessment of Competitive Practices and Role of Compensation Consultant”. We expect LTIP awards to be made in January or February of each year based on prior year performance.

Retirement, Health, & Welfare Benefits.  We operate in a competitive market for highly skilled technical and management staff who also hold high-level security clearances. As a result, our benefits programs must be competitive with those of our competitors since employees in our industry typically look at the complete compensation program being offered, including retirement, health and welfare benefits. Our benefits programs are available to all of our full-time employees and include health, dental and vision insurance, life insurance, disability insurance, paid time off, company contributions under our 401(k) plan and employee stock purchase plan. We believe that it is important to maintain a competitive benefits program that complements our salary structure and confirms the commitment we have to maintaining a rewarding and enjoyable work environment.

Compensation Actions in 2011

The following describes the compensation policies and practices that our compensation committee reviewed for 2011.

In the Company’s Proxy Statement filed on July 15, 2011, the board of directors of the Company recommended that shareholders vote (i) to approve the compensation of the Company’s NEOs (“Say-on-Pay”) and (ii) for the option of having a Say-on-Pay vote every three years. As previously reported, the Company’s shareholders approved the Say-on-Pay proposal and approved an annual Say-on-Pay Vote by a majority of the votes cast.

The Company considered the strong support by the shareholders for the Company’s compensation program as affirmation that the current compensation philosophy is on target with market peers and aligned with shareholder interests. There have been no major changes to compensation policies and decisions since the results of the Say-on-Pay vote, nor does the Company anticipate any major change to the current compensation philosophy.

In the advisory vote on the frequency of holding the Say-on-Pay vote, 12,779,711 shares voted for one year, 264,465 shares voted for two years, 7,999,102 shares voted for three years, 156,600 shares abstained and there were 2,320,024 broker non-votes. The Company has considered the outcome of this advisory vote. Although a majority of the votes of the Company’s shareholders were cast at the 2011 annual meeting in favor of holding an annual, non-binding advisory vote on executive compensation, approximately 38% of the votes cast on the non-binding advisory “say on pay frequency” proposal were voted in favor of holding the non-binding advisory “Say-on-Pay” vote every three years.

Further, the board considered:

•	The advantage of a longer term perspective that a triennial vote would bring, in light of the significant equity component of the Company’s compensation program with vesting over three or more years, the value of which is directly linked to share performance. Further, a vote every three years provides a longer term compensation history and business performance track record against which to measure management's strategic long-term business decisions and more frequent votes may focus undue attention on the particular year being reported as opposed to the longer term focus the Company is seeking to achieve through its compensation policies.
•	The strong support for the Company’s compensation program evidenced by the shareholders’ 2011 advisory “say on pay” vote on compensation in which approximately 67% of the shares voting on the proposal approved the executive compensation reflected in the Company’s 2011 proxy statement.
•	The board’s recommendation contained in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders that the advisory “Say-on-Pay” vote be held every three years.

While the Company believes the views of its shareholders are important, in light of all of the above factors, the board has decided to conduct future shareholder advisory votes on executive compensation every three years until the next required “say on pay frequency” vote. As such, the next “Say-on-Pay” advisory vote will be held at the Company’s Annual Meeting of Stockholders to be held in 2014 unless the board of directors determines that a different frequency for such votes is in the best interests of the Company’s shareholders or until the next advisory “say on pay frequency” vote is held.

In January 2011, we issued LTIP grants to our NEOs totaling 19,800 restricted stock shares and non-qualified stock options to purchase 181,000 shares with a strike price of $14.57. The restricted stock cliff vests in 2014 and the options vest 25% on the grant and 25% on each of the first three anniversaries of the grant date.

In 2011, the compensation committee approved the increase of individual employee purchase limits under the Company's Employee Stock Purchase Plan (“ESPP”) to a maximum of 1,000 shares per quarter, effective January 2012. The ESPP became effective on September 3, 2010 and was implemented on January 1, 2011. The ESPP offers a maximum 5,000,000 (five million) shares of our common stock for purchase by employees over the ten year life of the ESPP. Employees are able to purchase shares through accumulated payroll deductions at 85% of the fair market value of the shares based on the closing sales price of the shares on the purchase date, which occurs at the end of each fiscal quarter.

Compensation Actions in 2012

We made several significant changes to our executive compensation plans and employment agreements in the last year as we completed the transition from private company to publicly traded company as follows:

•	Modified employment agreements for our senior executives to remove long-term fixed contracts and replace them with short-term evergreen contracts that, unless otherwise terminated in accordance with their terms, renew on an annual basis for an additional year;
•	Included “clawback” provisions in NEO employment agreements for all incentive compensation arrangements under which NEOs will be required to reimburse certain compensation under certain circumstances;
•	Replaced full excise tax gross-up payment for payments that exceed the safe harbor threshold by more than 10% with a “Best Net” provision;
•	Instituted an Executive Ownership Guidelines Policy; and
•	Granted performance based stock options to our management team to align their compensation with shareholder performance expectations.

The details of the above items are all discussed within this proxy statement.

On January 27, 2012 AIP awards were paid based on 2011 NEO performance. KEYW did not meet the minimum financial metric targets; however certain subsidiaries deemed key to the compensation committee’s evaluation of performance did meet financial targets. Under its discretion as provided by the plan, the compensation committee determined to award additional cash awards to the NEOs based on individual performance on non-defined targets such as integration of all previous acquisitions.

Payments were as follows:

NEO	Annual Incentive Plan (AIP) Performance Award	AIP Discretionary Award	Total
Len Moodispaw(1)	$0	$0	$0
John Krobath	18,751	31,249	50,000
Mark Willard	20,626	29,374	50,000
Kim DeChello	15,001	34,999	50,000
Ed Jaehne	15,001	9,999	25,000

(1)	The compensation committee approved a $100,000 bonus payment for 2011 AIP/cash award to Mr. Moodispaw based on his performance and their confidence in him. Mr. Moodispaw declined the bonus payment to demonstrate his commitment to improving share value and aligning his interests with the shareholders.

In February 2012, we issued LTIP grants to our NEOs totaling 40,500 restricted stock shares and non-qualified stock options to purchase 121,500 shares with a strike price of $7.41. The restricted stock cliff vests in February 2015 and the options have performance-based vesting based on attainment of financial performance goals: 50% in February 2013, 25% in February 2014 and 25% in February 2015. If performance is not met prior to the first vesting, the options are canceled. The financial performance goal for February 2013 vesting of the stock options was met. Our inclusion of performance based options is evidence that we are focused on vehicles that reward executives based on both short-term performance and growing long-term shareholder value.

In March 2012, we amended some NEO employment agreements to ensure compliance with Section 409A of the Internal Revenue Code as well as to include an evergreen termination date clause. The changes were made in order to more clearly define payment terms for severance payments per Section 409A, as well as extend the current employment agreements that were set to expire in August 2012. The amendments removed long-term fixed contracts and replaced them with short-term evergreen contracts that, unless otherwise terminated, renew on an annual basis for an additional year.

In March 2012, the compensation committee approved an increase to the base salary of one NEO over 2011 base salary as follows:

Name/Title	2011 Base Salary	2012 Base Salary	Percentage Increase
Len Moodispaw President and Chief Executive Officer	$415,002	$415,002	—%
John Krobath Chief Financial Officer	$250,016	$250,016	—%
Mark Willard(1) Chief Impact Officer	$275,018	$300,019	9.09%
Kim DeChello Chief Administrative Officer and Secretary	$225,014	$225,014	—%
Ed Jaehne Chief Strategy Officer	$210,018	$210,018	—%

(1)	Mr. Willard was given a base salary increase due to his increased responsibilities because of the growth of KEYW from acquisitions and organic hiring.

In May 2012, we established a “Stock Ownership Guidelines” Policy to align the financial interests of KEYW executives and Board members with those of our shareholders. The policy is applicable to all non-employee directors and identified executives. Participants must have beneficial ownership, as defined under Rule 13d-3(d)(1) under the Exchange Act, of our common stock in accordance with the following schedule:

Leadership Position	Value in Share/Number of Shares/% of Ownership
Non-Employee Member of Board	25,000 shares
President and CEO	6× annual base salary
Executive Vice Presidents	3× annual base salary
Other Section 16 Filers	1× annual base salary

Participants may satisfy their ownership guidelines with one or more of the following forms of equity beneficial ownership: shares owned directly, shares owned indirectly (i.e. by spouse or trust), stock options and warrants (vested and/or exercisable within 60-days and in-the-money), or restricted stock.

Once a participant has achieved the requisite level of ownership, the guideline will be considered met going forward unless a participant sells shares and/or receives a salary adjustment, at which time compliance will be re-evaluated. Participants are prohibited from selling company stock until such officer is in compliance with his or her ownership requirement.

In June 2012, we amended some NEO employment agreements to add “clawback” provisions and to replace the full excise tax gross-up provision for payments that exceed the Internal Revenue Code Section 280G safe harbor threshold by more than 10% with a “Best Net” provision. See “Employment Agreements” herein for details.

In October 2012, the compensation committee approved a $20,000 bonus payment to Mr. Krobath for his performance for the successful secondary offering.

Compensation Actions in 2013

As described above, the Compensation Consultant conducted a benchmarking analysis of total direct compensation for top executives and other key employees, which contained recommendations as to base salaries of our NEOs. On October 25, 2012, the board of directors at the recommendation of the Compensation Committee, approved the following base salaries, effective December 28, 2012 (for 2013 Base Salary), for the following executive officers of the Company:

Executive	Base Salary beginning December 28, 2012
Len Moodispaw	$500,000
Mark Willard	$325,000
John Krobath	$280,000
Kim DeChello	$250,000

The Compensation Committee of the Board also established a goal of compensating executive officers at the median of our Direct Peer companies. These increases are the first step towards meeting that goal although all NEO salaries are currently still below median of Direct Peers.

On January 25, 2013 AIP awards were paid to the NEOs based on the achievement of the 2012 financial targets at the maximum AIP payment level.

Payments were as follows:

NEO	Annual Incentive Plan (AIP) Performance Award	AIP Discretionary Award	Total
Len Moodispaw(1)	$366,875	$0	$366,875
John Krobath	187,500	0	187,500
Mark Willard	225,000	0	225,000
Kim DeChello	168,750	0	168,750
Ed Jaehne	78,750	0	78,750

(1)	The compensation committee approved a $466,875 bonus payment under the 2012 AIP to Mr. Moodispaw based on his performance and their confidence in him. Mr. Moodispaw declined $100,000 of the bonus and requested KEYW to make a charitable contribution with those funds. The Company will comply with this request in 2013.

In February 2013, we issued LTIP grants to our NEOs totaling 65,500 restricted stock shares and non-qualified stock options to purchase 196,500 shares with a strike price of $11.27. The restricted stock cliff vests in February 2016 and the options have performance-based vesting based on attainment of financial performance goals: 50% in February 2014, 25% in February 2015 and 25% in February 2016. If performance is not met prior to first vesting, the options are canceled. Our inclusion of performance based options is evidence that we are focused on vehicles that reward executives based on both short-term performance and growing long-term shareholder value.

In February 2013, we issued restricted stock to 47 founding employees of KEYW for recognition of their continued service and loyalty going into our 5th year of business. That issuance included restricted stock to Kim DeChello and Mark Willard in the amount of 20,000 shares each.

On April 29, 2013, the Company appointed Chris Fedde as Executive Vice President and a Named Executive Officer. Mr. Fedde, age 62, most recently served as President and Chief Executive Officer of SafeNet, Inc. from May 2011 to December 2012. Mr. Fedde began his tenure at SafeNet in January 2001. Prior to that, Mr. Fedde served as Director of Secure Products at Harris Corporation from March 1992 to January 2001. Mr. Fedde received a B.S. in Electrical Engineering from the University of Iowa.

In connection with his appointment, Mr. Fedde will be entitled to an annual base salary in the amount of $275,000. Mr. Fedde will also be eligible to receive an annual cash bonus. Mr. Fedde’s eligible bonus payment for the calendar year 2013 will be based on the Company’s achievement of certain performance objectives and company goals. Following his appointment, Mr. Fedde was granted a stock option for the purchase of 25,000 shares of the Company’s common stock and restricted stock of 10,000 shares of the Company’s common stock under the Company’s 2013 Stock Incentive Plan.

Tax and Accounting Considerations

Section 409A.  With the assistance of the outside compensation consultant, in 2011, we completed our review of employment agreements for compliance with Section 409A of the Code, and reviewed our other executive compensation and benefits plans for compliance with Section 409A of the Code.

Section 162(m).  Section 162(m) of the Code limits our ability to deduct compensation paid in any given year to a “covered employee” (which includes all of the NEOs other than the CFO) in excess of $1.0 million. After the end of the “grandfather” period set forth under Section 162(m), as much as practicable, we will attempt to structure the compensation paid to our NEOs in a manner that enables us to deduct such compensation. Compensation is not subject to this deduction limitation if it qualifies as “performance based compensation” within the meaning of Section 162(m). In the event the proposed compensation for any of our NEOs is expected to exceed the $1.0 million limitation, the compensation committee will, in making decisions about such compensation, balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs. We may approve the payment of compensation that exceeds the deductibility limitation under Section 162(m) in order to meet our compensation objectives or if we determine that doing so is otherwise in the interest of our stockholders.

Accounting for Stock-Based Compensation (FASB ASC Topic 718 Compensation — Stock Compensation, formerly SFAS 123(R), “FASB ASC Topic 718”).  FASB ASC Topic 718 requires the expensing of stock-based compensation, which includes equity incentive awards such as stock options and restricted stock. The expense related to stock options and restricted stock granted to certain executives and board members is determined in accordance with FASB ASC Topic 718.

Sections 280G and 4999.  Under Sections 280G and 4999 of the Code, a 20% excise tax may be levied on certain payments made to certain executives as a result of a change-of-control if such payments equal or exceed three times the executive’s “base amount” (as defined under Section 280G). In structuring our executive compensation, we seek to minimize the potential tax consequences that could arise under Sections 280G and 4999 in the event of a change-of-control of KEYW.

Compensation Policies and Practices as they Relate to Risk Management

The compensation committee considers, in establishing and recommending KEYW’s employee compensation policies and practices, whether the policy or practice encourages unnecessary or excessive risk taking. The compensation committee has concluded that any risks arising from KEYW’s employee compensation policies and practices are not reasonably likely to have a material adverse effect on KEYW. Base salaries are fixed in amount and thus should not encourage unnecessary or excessive risk taking. While the annual incentive plan focuses executives on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, our annual incentive plan represents only a minority portion of each executive officer’s total compensation opportunity. The compensation committee believes that the annual incentive plan appropriately balances risk and the desire to focus executives on specific short-term goals that we believe are important to our success.

Going forward, a large percentage of the compensation provided to our executive officers and other key employees will be in the form of long-term incentive awards, which we believe are important to help further align our employees’ interests with those of our stockholders. The compensation committee believes that these awards will not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price, and subject to long-term vesting schedules, to help ensure that employees have significant value tied to long-term stock price performance.

Compensation Committee Report

The Compensation Committee, which is composed solely of independent directors of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of KEYW’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement and KEYW’s 2012 Annual Report on Form 10-K with management, including our CEO, Leonard E. Moodispaw, and our CFO, John E. Krobath. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and KEYW’s 2012 Annual Report on Form 10-K.

Compensation Committee
Arthur L. Money
William I. Campbell
John G. Hannon

Summary Compensation Table

The following table sets forth the aggregate compensation awarded to, earned by, or paid to our Named Executive Officers (NEOs) in the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(6)(7)	Option Awards ($)(6)(7)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(8)		Total ($)
Len Moodispaw President and Chief Executive Officer	2012	415,002	—		111,150	61,318	366,875	(1)(4)	77,961	(9)	1,032,306
	2011	412,502	—		94,705	353,694	—	(2)	43,480		904,381
	2010	348,080	—	(5)	—	—	131,300	(4)(5)	59,304	(9)	538,684
John Krobath Chief Financial Officer	2012	250,016	20,000	(3)	55,575	47,599	187,500	(4)	276,437	(10)	837,127
	2011	249,054	—		58,280	119,319	50,000	(4)	227,353	(11)	704,006
	2010	224,053	—		—	26,786	56,300	(4)	44,488		351,627
Mark Willard Chief Impact Officer	2012	293,288	—		55,575	77,617	225,000	(4)	85,789	(12)	737,269
	2011	273,671	—		58,280	127,841	50,000	(4)	59,708		569,500
	2010	238,881	—		—	—	60,000	(4)	65,250		364,131
Kim DeChello Chief Administrative Officer	2012	225,014	—		55,575	47,599	168,750	(4)	74,933	(13)	571,871
	2011	215,399	—		48,081	106,534	50,000	(4)	57,679		477,693
	2010	198,769	—		—	—	50,000	(4)	58,511		307,280
Ed Jaehne(13) Chief Strategy Officer	2012	210,018	—		22,230	44,758	78,750	(4)	76,051		431,807
	2011	206,169	—		29,140	63,921	25,000	(4)	48,454		372,684
	2010	199,280	—		—	14,441	50,000	(4)	49,189		312,910

(1)	The compensation committee approved a $466,875 bonus payment under the 2012 AIP to Mr. Moodispaw based on his performance and their full confidence in him. Mr. Moodispaw declined $100,000 of the bonus and requested KEYW to make a charitable contribution with those funds.
(2)	The compensation committee approved a $100,000 bonus payment under the 2011 AIP to Mr. Moodispaw based on his performance and their full confidence in him. Mr. Moodispaw declined the bonus payment to show his commitment in improving share value and aligning his interests with the shareholders.
(3)	The compensation committee approved a $20,000 bonus payment to Mr. Krobath for his performance for the successful secondary offering.
(4)	On January 25, 2013 AIP awards paid were based on achievement of the applicable performance targets as determined by the compensation committee. See table titled “Payment Level/Percentage Achievement of 2012 Financial Target”. On January 27, 2012 AIP awards were paid based on achievement of applicable performance targets of some subsidiaries. KEYW did not meet the minimum targets but the compensation committee, under their discretion provided by the plan, determined to award additional cash awards to the NEOs based on their individual performance on non-defined targets such as integration of all previous acquisitions. 2010 AIP awards were paid January 28, 2011 based on the achievement of the applicable performance targets as determined by the compensation committee.
(5)	Mr. Moodispaw invested a portion of this bonus in KEYW common stock by purchasing 10,000 shares on February 11, 2011.
(6)	Amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. See “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and notes in the Company’s Form 10-K for fiscal year ended December 31, 2012, for a description of the assumptions used in making these calculations.
(7)	Equity awards granted to our NEOs in 2010, 2011 and 2012 were issued out of our 2009 Plan. See “Executive Compensation — Equity Incentive Plans” for a description of our 2009 Plan.
(8)	Represents KEYW matching contributions under our 401(k), employee stock purchase plan, paid time off (PTO) payouts of amounts over the accrual limits, premiums paid by KEYW for health, dental, vision, long-term care, life and disability insurance, as well as an expense allowance to cover miscellaneous non-travel business expenses. Except as described in footnotes (9 – 13) to the Summary Compensation Table, none of the benefits included in the “All Other Compensation” column above for any of our NEOs exceeds the greater of $25,000 or 10% of the total amount of benefits for that NEO.

(9)	Includes PTO payout of $44,220, the amount over the accrual limit.
(10)	Includes gain on restricted stock vesting in the amount of $219,300.
(11)	Includes gain on restricted stock vesting in the amount of $184,200.
(12)	Includes PTO payout of $29,973, the amount over the accrual limit.
(13)	Includes PTO payout of $25,869 the amount over the accrual limit.

Grants of Plan-Based Awards Table

The following table sets forth the equity incentive plan awards made to the NEOs during fiscal year 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units (#)	All other options awards: Number of securities underlying options (#)(3)	Exercise price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Len Moodispaw	2/8/2012	155,626	311,252	466,877	—	—	60,000				172,468
John Krobath		62,504	125,008	187,512
	2/8/2012				—	—	30,000				103,174
Mark Willard	2/8/2012	75,005	150,010	225,014	—	—	30,000				103,174
	8/15/2012								10,000	10.98	30,017
Kim DeChello	2/8/2012	56,254	112,507	168,761	—	—	30,000				103,174
Ed Jaehne	2/8/2012	52,505	105,009	157,514	—	—	12,000				41,270
	11/1/2012								5,000	13.00	25,718

(1)	Amounts in these columns show the range of payouts that was possible under the Company’s AIP based on performance during 2012, as described in the Compensation Discussion and Analysis section above. The actual bonus amounts that were paid in 2013 based on 2012 performance are shown in the Summary Compensation table above in the column titled “Non-Equity Incentive Plan Compensation”.
(2)	Amounts in these columns show the maximum number of shares that may vest pursuant to the LTIP awards made to the NEOs in 2012, as described in the Compensation Discussion and Analysis section above. The LTIP awards were as follows: Mr. Moodispaw: 15,000 shares of restricted stock and 45,000 non-qualified stock options; Mr. Krobath: 7,500 shares of restricted stock and 22,500 non-qualified stock options; Mr. Willard: 7,500 shares of restricted stock and 22,500 non-qualified stock options; Ms. DeChello: 7,500 shares of restricted stock and 22,500 non-qualified stock options; Mr. Jaehne: 3,000 shares of restricted stock and 9,000 non-qualified stock options. Each of the stock option awards was made at a strike price of $7.41 except for Mr. Moodispaw which was made at $10.00. Mr. Moodispaw requested a higher strike price to demonstrate his commitment to improving share value and aligning his interests with the shareholders. The restricted stock cliff vests in February 2015, and the options have performance-based vesting based on attainment of financial performance goals: 50% in February 2013, 25% in February 2014 and 25% in February 2015. If performance is not met prior to the first vesting, the options are canceled. The financial performance goal for February 2013 vesting of the stock options was met.
(3)	Non-qualified stock options granted under the 2009 Plan. These awards are scheduled to vest with respect to 25% of the award on grant date in each of 2012, 2013, 2014 and 2015.
(4)	Amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and notes in the Company’s Form 10-K for fiscal year ended December 31, 2012, for a description of the assumptions used in making these calculations.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the equity awards outstanding as of the end of fiscal year 2012 held by each NEO.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)		Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)*
Len Moodispaw			45,000	10.00	2/7/2022	(1)	6,500	(10)	82,485	15,000	(11)	190,350
	41,500	41,500		14.57	1/30/2021	(2)
	56,250	18,750		5.50	10/15/2019	(3)
John Krobath			22,500	7.41	2/7/2022	(1)	4,000	(10)	50,760	7,500	(11)	95,175
	14,000	14,000		14.57	1/30/2021	(2)
	5,625	1,875		12.65	10/26/2020	(4)
	18,750	6,250		5.50	10/15/2019	(3)
	195,000	—		5.50	10/15/2019	(5)
	12,000	8,000		5.50	7/15/2019	(6)
Mark Willard			22,500	7.41	2/7/2022	(1)	4,000	(10)	50,760	7,500	(11)	95,175
	2,500	7,500		10.98	8/14/2022	(7)
	15,000	15,000		14.57	1/30/2021	(2)
	18,750	6,250		5.50	10/15/2019	(3)
Kim DeChello			22,500	7.41	2/7/2022	(1)	3,300	(10)	41,877	7,500	(11)	95,175
	12,500	12,500		14.57	1/30/2021	(2)
	18,750	6,250		5.50	10/15/2019	(3)
Ed Jaehne			9,000	7.41	2/7/2022	(1)	2,000	(10)	25,380	3,000	(11)	38,070
	1,250	3,750		13.00	10/31/2022	(8)
	7,500	7,500		14.57	1/30/2021	(2)
	3,750	1,250		10.00	7/27/2020	(9)
	18,750	6,250		5.50	10/15/2019	(3)
	6,000	4,000		5.50	7/15/2019	(6)

*	Market value for this purpose is determined based on the number of shares outstanding multiplied by our stock price of $12.69 on December 31, 2012, less any award price per share.

Vesting Schedule for Outstanding Stock Options and Unvested Restricted Stock

Note	Grant Date	Incremental Vesting Dates
(1)	02/8/12	50% on vests 2/8/13 based on performance achievements being met; 25% on 2/8/14 and 25% on 2/8/15
(2)	1/31/11	25% on 1/31/11; 25% annually for next 3 years
(3)	10/16/09	25% on 10/16/10; 25% annually for next 3 years
(4)	10/27/10	25% on 10/27/10; 25% annually for next 3 years
(5)	10/16/09	1/3 on 10/16/10, 1/3 annually for next 2 years
(6)	7/16/09	20% on 7/16/10; 20% annually for next 4 years
(7)	8/15/12	25% on 8/15/12; 25% annually for next 3 years
(8)	11/1/12	25% on 11/1/12; 25% annually for next 3 years
(9)	7/28/10	25% on 7/28/10; 25% annually for next 3 years
(10)	1/31/11	Full vesting on 1/31/14
(11)	2/8/12	Full vesting on 2/8/15

Option Exercises and Stock Vested at Fiscal Year End

The following table shows the number of shares acquired by each of the NEOs during 2012 through stock option exercises and vesting of restricted stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Len Moodispaw(2)	—	—	38,480	488,001
John Krobath	—	—	25,000	317,250
Mark Willard(3)	—	—	27,000	342,410
Kim DeChello(4)	—	—	27,000	342,410
Ed Jaehne(5)	—	—	6,500	82,470

(1)	Market value for this purpose is determined based on the number of shares vested multiplied by our stock price of $12.69 on December 31, 2012, less any award price per share.
(2)	Award price was $0.01 per share for 30,980 shares.
(3)	Award price was $0.01 per share for 22,000 shares.
(4)	Award price was $0.01 per share for 22,000 shares.
(5)	Award price was $0.01 per share for 1,500 shares.

Employment Agreements

We previously entered into employment agreements with all of our NEOs. Each agreement provided for retention of the NEO for an employment term continuing through August 3, 2012, which we refer to as the “guaranteed employment term.” In addition, each agreement provided that if we terminate the employment of the NEO without “cause” or for “disability” prior to the expiration of the guaranteed employment term, the NEO was entitled to receive compensation and benefits otherwise payable to him or her through the later to occur of August 3, 2012 or the last day of actual employment, whichever is greater. Pursuant to these employment agreements, upon the expiration of the guaranteed employment term, an NEO's employment is converted to “at-will” employment and the NEO is no longer entitled to any severance payments under the employment agreement. Payment and benefit levels were not based on independent competitive analysis but represent what we believed to be reasonable protections. Severance and change-in-control protections provided for in the employment agreements were not considered when making decisions on compensation elements as those protections were provided specifically to attract and retain executive management and provide certainty of employment and the opportunity to benefit from long-term appreciation in equity value during KEYW's initial growth.

On March 12, 2012 we entered into amended employment agreements for the following NEOs: Len Moodispaw, John Krobath, Mark Willard and Kim DeChello. Mr. Jaehne's employment agreement was not amended and expired on August 3, 2012. The amendments changed the guaranteed employment term which ran through August 2012 by extending the term date to February 28, 2014. An evergreen clause was added to allow automatic extensions for successive additional years unless the Company notifies the employee in writing that the employment period will not be extended. The amendments also state that applicable payments for change of control (discussed below) will be within sixty (60) days of the occurrence of the triggering event. The compensation committee determined it was in the Company's best interest to enter into these amendments in order to retain the current NEOs as well as establish the evergreen feature for future agreements to attract and retain senior management, since it is common market practice to include such a feature. The amended agreements give the Company flexibility by having shorter rolling term agreements that can be terminated annually versus the longer commitments with fixed terms.

The agreements also provide for the payment of certain amounts to the NEO upon a “change of control” that occurs within the guaranteed employment term. Under each employment agreement “change of control” is defined as the occurrence of any of (w) an acquisition after the date of the employment agreement by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of KEYW, (x) the dissolution or liquidation of KEYW or a merger, consolidation, or reorganization of KEYW with one or more other entities in which KEYW is not the surviving entity, unless the holders of KEYW's voting securities immediately prior to such transaction continue to hold at least 51% of such securities following such transaction, (y) the consolidation or sale of all or substantially all of the assets of KEYW in one or a series of related transactions, or (z) the completion by KEYW of an agreement to which KEYW is a party or by which it is bound, providing for any of the events set forth in the above clauses (w), (x) or (y).

Specifically, the agreements provide that upon a change of control, the following occurs:

1)	CEO — The CEO is entitled to receive a cash payment in an amount equal to three (3) times (the total of the employee's current base salary plus the greater of (the total cash bonuses paid during the last 24 months divided by two (2) or (current year's target annual incentive opportunity)). If employment is terminated within one (1) year following the change-in-control, employee will be entitled to receive compensation and severance benefits for the remainder of the guaranteed employment period or for twelve (12) months, whichever is greater. This qualifying termination is if the Company terminates the employee without cause or at-will by the employee for “good reason”. Employee will continue to have health care, dental, disability or life insurance benefits for three years following the change-of-control. Further, subject to any overriding laws, the Company shall not be required to provide health care, dental, disability or life insurance benefits otherwise receivable by employee if employee is actually covered or becomes covered by an equivalent benefit (at the same or lesser cost to employee, if any) from another source. Any such benefit made available to Employee shall be reported to the Company. Stock options will remain exercisable for a period of one (1) year following termination, and any outstanding equity awards shall vest immediately upon the change-of-control. The company will provide a gross-up payment if payments exceed the IRS “safe harbor” limit by more than 10%. To the extent payments are less than or equal to 10% of the safe harbor, then payments are reduced to the safe harbor amount to avoid any excise tax liability.
2)	NEOs, other than the CEO — The NEO is entitled to receive a cash payment in an amount equal to two (2) times the (total of the employee's current base salary plus the greater of (the total cash bonuses paid during the last 24 months divided by two (2) or (current year's target annual incentive opportunity)). If employment is terminated within one (1) year following the change-in-control, the employee will be entitled to receive compensation and severance benefits for the remainder of the guaranteed period or for twelve (12) months, whichever is greater. This qualifying termination is if the Company terminates the employee without cause or at-will by the employee for “good reason”. Employee will continue to have health care, dental, disability or life insurance benefits for three years following the change-of-control. Further, subject to any overriding laws, the Company shall not be required to provide health care, dental, disability or life insurance benefits otherwise receivable by employee if employee is actually covered or becomes covered by an equivalent benefit (at the same or lesser cost to employee, if any) from another source. Any such benefit made available to employee shall be reported to the Company. Stock options will remain exercisable for a period of one (1) year following termination, and any outstanding equity awards shall vest immediately upon the change-of-control. The company will provide a gross-up payment if payments exceed the IRS “safe harbor” limit by more than 10%. To the extent payments are less than or equal to 10% of the safe harbor, then payments are reduced to the safe harbor amount to avoid any excise tax liability.

The right of NEOs under current employment agreements to receive payment upon a change of control is commonly referred to as a “single trigger” payment right (i.e., the NEO's employment does not have to be terminated following the change of control for the executive to receive the cash payment). The board of directors and compensation committee considered the inclusion of a single trigger payment mechanism upon a change of control as part of the full package of benefits contained in the NEO's employment agreements. The board of directors and compensation committee believed that it was important for KEYW, in attracting and retaining executive management that it provided certainty of employment and the opportunity to benefit from long-term appreciation in equity value during KEYW's initial growth. The commitments to a few executives when KEYW started because they had recently experienced an acquisition will remain but no new “single trigger” agreements will be made in the future. There has been considerable consolidation of companies within our industry and attracting high-level management can be difficult in that environment. Accordingly, as described above, the employment agreements provide some NEOs with a guaranteed employment term through February 28, 2014. If KEYW is acquired in a change of control prior to February 28, 2014, the board of directors and compensation committee believe it is important that these NEOs be compensated for the termination of their guaranteed employment term and for potentially foregoing the long-term appreciation in equity value that they might realize if the company were to continue operating independently until February 28, 2014. By providing that the executive is paid on a change of control regardless of whether the executive has been terminated or demoted or has otherwise experienced any diminution in compensation or duties, the board of directors believes that it is providing its NEOs with a reasonable and desirable level of financial security in the event that we experience a change-of-control prior to February 28, 2014.

We believe that the single trigger provision contained in our employment agreements with senior executives is appropriate when the uniqueness of our structure is considered. The overall structure of our employment agreements, our executive ownership requirements and the relatively insignificant amount of the potential change in control payments to potential deal values make the single trigger appropriate for our company.

Our employment agreements allow for employees to terminate their employment at will, given certain notice period requirements. This requirement does not change with a change of control, nor does the employment agreement terminate in conjunction with a change in control payment. The payment is simply a term within the context of the larger agreement and the remaining terms of the agreement remain in effect. We have established, and the executives currently maintain, above average ownership requirements for our senior executives that have single trigger clauses in their contracts. This level of ownership aligns shareholder and executive interests with respect to transactions that could trigger the change in control clauses. The value of the change in control payments is less than the amount of individual equity the executives have in the company. Lastly, the amount of our single trigger change in control payments is not significant.

Each employment agreement also contains confidentiality and proprietary information protection provisions to the benefit of KEYW and non-competition and non-solicitation covenants applicable to the NEO during his or her term of employment and for a one-year period following termination of the NEO's employment with KEYW. Further, each employment agreement provides for reimbursement by KEYW of all reasonable, ordinary and necessary business, travel or entertainment expenses incurred by the NEO in the performance of his or her services to KEYW in accordance with KEYW's policies.

Under each employment agreement “cause” is defined as (a) a good faith finding by KEYW that (i) the NEO has failed to perform his or her reasonably assigned duties and has failed to remedy such failure within 10 days following written notice from KEYW to the NEO notifying him or her of such failure, or (ii) the NEO has engaged in dishonesty, gross negligence or misconduct; (b) the conviction of the NEO of, or the entry of a pleading of guilty or nolo contendere by the NEO to, any crime involving any felony; (c) the NEO has breached fiduciary duties owed to KEYW or has materially breached the terms of his or her employment agreement or any other agreement between the NEO and KEYW; or (d) the failure of the NEO to maintain his or her security clearance if such clearance is necessary to perform the duties assigned to the NEO under his or her employment agreement.

The agreements contain the following specific terms for each 2012 NEO set forth below:

Len Moodispaw.  Mr. Moodispaw's employment agreement provides for his employment as President and Chief Executive Officer during the guaranteed employment period. Under his employment agreement, Mr. Moodispaw is entitled to an initial base salary of $350,002 per year, subject to the approval of the board of directors, who may from time to time alter his base salary. In addition, Mr. Moodispaw is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

John Krobath.  Mr. Krobath's employment agreement provides for his employment as Executive Vice President, Chief Financial Officer during the guaranteed employment period. Under his employment agreement, Mr. Krobath is entitled to an initial base salary of $225,014 per year, subject to the approval of the board of directors, who may from time to time alter his base salary. In addition, Mr. Krobath is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

Mark Willard.  Mr. Willard's employment agreement provides for his employment as Executive Vice President during the guaranteed employment period. Under his employment agreement, Mr. Willard is entitled to an initial base salary of $240,011 per year, subject to the approval of the board of directors, who may from time to time alter his base salary. In addition, Mr. Willard is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

Kim DeChello.  Ms. DeChello's employment agreement provides for her employment as Executive Vice President, Secretary during the guaranteed employment period. Under her employment agreement, Ms. DeChello is entitled to an initial base salary of $200,013 per year, subject to the approval of the board of directors, who may from time to time alter her base salary. In addition, Ms. DeChello is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

In June 2012, the Company entered into amended employment agreements for the followings NEOs: Len Moodispaw, John Krobath, Mark Willard and Kim DeChello. The amended agreements added clawback provisions and changed the Internal Revenue Code Section 280G excise tax gross-up provision to a “Best Net” provision as summarized below:

Clawback Provision

The clawback provision provides that any performance based compensation paid or payable to the employee pursuant to his/her employment agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, order or stock exchange listing requirement, will be subject to such deductions and clawback (recovery). If the financial statements of the Company are restated for any reason other than for accounting changes that require retrospective treatment or other external reasons not attributable to the Company and its compilation of the financial statements, any cash awards paid to the employees based on the financial statements will be recalculated based on the restated financial statements and the affected employees will have their compensation adjusted. If the compensation is reduced, the employee will be responsible for repaying the difference and if the compensation is increased, the Company will pay that additional compensation. In the case of equity awards, any shares issued in excess of the amounts calculated in the restatement will be returned to the Company if possible. If the shares have already been disposed of at the time of the restatement, the awardee will return the proceeds from the sale to the Company. If the shares have been gifted or otherwise transferred, then an equal number of shares will be returned to the Company.

The clawback period extends for three years from the date of award payment. Each applicable employee specifically authorized the Company to withhold from their future wages any amounts that may become due under the clawback provision. The clawback provision survives termination of each applicable employment agreement for a period of two years.

This clawback provision will be terminated in conjunction with any transaction in which a change of control is deemed to have occurred and KEYW as a publicly traded corporation no longer exists.

Best Net Provision

The “Best Net” provision provides that, in the event that it is determined that total payments following a change-of-control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Code, then (i) if the total payments exceed the safe harbor threshold by less than 10%, the payments will be reduced to the safe harbor amount; or (ii) if the total payments exceed the safe harbor threshold by more than 10%, the executive shall be entitled to receive the “Best Net” for the aggregate severance payments and benefits. The executive will receive either the full amount of severance payments and benefits or an amount reduced to the extent necessary so that the executive incurs no excise tax, whichever results in the executive receiving the greater amount, taking into account applicable taxes, as well as the excise tax.

Potential Payments Upon Termination or Change of Control

The employment agreements for our NEOs, described above, have certain provisions that provide for payments to them (a) in the event of the termination of their respective employment without cause and (b) upon a change of control. Upon the occurrence of a Change of Control, KEYW or its successor in interest shall pay to the NEO in immediately available funds a cash payment based on the terms of their respective Employment Agreements. In the event the NEO's employment is terminated solely by the Company without Cause, or due to the NEO's disability, the Company shall pay to the NEO the compensation and benefits otherwise payable to him through the last day of his actual employment by the Company or through the remainder of his Employment Period, whichever is greater. These payments are conditioned on execution of a waiver and release agreement and shall be paid within ten days after the release becomes effective and such revocation rights have lapsed.

In addition, our equity plans provide that, upon a change of control (as defined in our 2008 Plan and 2009 Plan), our board of directors may elect to cause all outstanding shares of restricted stock and all outstanding stock options awarded under the 2008 Plan and 2009 Plan to become immediately exercisable for a period of fifteen days prior to the scheduled consummation of the change of control. Under our 2013 Stock Incentive Plan, our board of directors may (i) elect to cause all outstanding shares of restricted stock and all outstanding stock options awarded under the 2013 Stock Incentive Plan to become immediately exercisable for a period of fifteen days prior to the scheduled consummation of the change of control or (ii) elect to cancel any outstanding awards and pay or deliver, or cause to be paid or delivered, an amount in cash or securities having a value equal to the product of the Grant Shares defined below) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of stock pursuant to such transaction exceeds (II) the option price applicable to such Grant Shares.

See “Executive Compensation — Equity Incentive Plans” for a detailed description of the terms of our equity incentive plan.

The following table sets forth the Company’s estimated payment obligations under the amended employment agreements that would arise in the event of (i) the termination of the NEO’s employment without cause or (ii) a change of control of KEYW. The estimated payments assume that the relevant termination or change of control occurred as of December 31, 2012, using the price of our common stock as of December 31, 2012, which was $12.69 per share. The table below reflects amended employment agreements.

	TERMINATION WITHOUT CAUSE			CHANGE-OF-CONTROL
	Severance Pay ($)(1)	Welfare Benefits Continuation ($)(1)	Total ($)	Cash Payment ($)(2)	Accelerated Vesting of Stock Options ($)(3)(4)	Accelerated Vesting of Restricted Stock ($)(3)(4)	Total ($)
Len Moodispaw	633,273	16,817	650,090	2,900,665	255,862	272,835	3,429,362
John Krobath	354,166	16,333	370,499	935,043	221,333	145,935	1,302,311
Mark Willard	410,681	16,234	426,915	1,100,028	176,563	145,935	1,422,526
Kim DeChello	316,650	7,158	323,808	837,614	163,738	137,052	1,138,404

(1)	See “Executive Compensation — Employment Agreements” above for a description of the severance payment and benefits continuation that would be payable to the NEO upon termination without cause.
(2)	See “Executive Compensation — Employment Agreements” above for a description of the calculation of the cash payment owed to an NEO upon a change of control.
(3)	Assumes full vesting of stock options and restricted stock awards in connection with a change of control. See “Executive Compensation — Equity Incentive Plans” below for a description of the potential acceleration of stock options and restricted stock awards in connection with a change of control.
(4)	Calculated based on our common stock share price of $12.69 as of December 31, 2012.

Equity Incentive Plans

2008 Stock Incentive Plan

Overview.  The KEYW Corporation 2008 Stock Incentive Plan (which we refer to as our 2008 Stock Incentive Plan, or 2008 Plan) was adopted by our wholly-owned subsidiary, The KEYW Corporation, on July 31, 2008 (inception). Pursuant to a corporate restructuring, we assumed the 2008 Plan and the awards thereunder from The KEYW Corporation, in December 2009. The purpose of the 2008 Plan is to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve KEYW and to expend maximum effort to improve the business results and earnings of KEYW, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of KEYW. Under the 2008 Plan, 1,000,000 shares of our common stock were reserved for issuance as potential awards under the plan. As of December 31, 2012, options to purchase 449,500 shares of our common stock were outstanding under the 2008 Plan and 322,500 shares of restricted stock were outstanding under the 2008 Plan.

In general, options and restricted shares awarded under the 2008 Plan are subject to vesting over a five-year period beginning on the grant date, except for grants of stock options in an amount less than 1,000 shares. These awards vest over a three-year period.

As of December 31, 2012, outstanding options under the 2008 Plan had a weighted average exercise price of $5.39 per share, and had expiration dates ranging from October 2, 2018 to December 29, 2019. In connection with the adoption of our 2009 Plan (described below), we ceased making awards under the 2008 Plan, and no additional shares are reserved for new grants under the 2008 Plan. The 2008 Plan remains in effect, however, with respect to awards outstanding under the plan.

Effective Date and Term.  The 2008 Plan was effective as of the date of approval by our board of directors, or July 31, 2008 (inception), and will expire at the close of a ten-year term unless earlier terminated by our board of directors.

Administration, Amendment and Termination.  Our board of directors has the power and authority to administer the 2008 Plan. As permitted by the terms of the 2008 Plan, our board of directors had delegated this power and authority to our compensation committee. The compensation committee has the authority to interpret the terms and intent of the 2008 Plan and make all determinations necessary or advisable for the administration of the 2008 Plan.

The compensation committee may amend, suspend or terminate the 2008 Plan at any time with respect to any shares of common stock as to which awards have not been made. No such action may amend the 2008 Plan without the approval of stockholders if the amendment is required to be submitted for stockholder approval by applicable law, rule or regulation.

Award Types.  The 2008 Plan provides for the grant of incentive stock options, non-qualified stock options and restricted stock. An “incentive stock option” is an option that meets the requirements of Section 422 of the Internal Revenue Code, and a “non-qualified stock option” is an option that does not meet those requirements. “Restricted stock” is an award of common stock on which restrictions are imposed over specified periods that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Internal Revenue Code. No incentive stock options were issued under the 2008 Plan.

Shares Issued under the 2008 Plan.  Shares issued under the 2008 Plan may be authorized as unissued shares or treasury shares. Any shares covered by an award, or portion of an award, granted under the 2008 Plan that are forfeited or canceled, expire or are settled in cash will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the 2008 Plan.

If any stock option is exercised by tendering shares to us, or if we withhold shares to satisfy tax withholding obligations in connection with such an exercise, as full or partial payment in connection with the exercise of a stock option under the 2008 Plan, only the number of shares issued net of the shares tendered will be deemed issued for purposes of determining the maximum number of shares available for issuance under the 2008 Plan.

Terms and Conditions of Option Awards.  An option granted under the 2008 Plan is exercisable only to the extent that it is vested. No option may be exercisable more than ten years from the option grant date.

The exercise price per share for each option granted under the 2008 Plan may not be less than 100%, or 110% in the case of an incentive stock option granted to a 10% stockholder, of the fair market value of the common stock on the option grant date. Prior to the cessation of awards under the 2008 Plan, fair market value was determined in good faith by our board of directors in a manner consistent with Section 409A of the Internal Revenue Code. Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding option which reduces the exercise price, either by lowering the exercise price or by canceling the outstanding option and granting a replacement option with a lower exercise price.

Payment of the exercise price for shares purchased pursuant to the exercise of an option may be made in cash or in cash equivalents acceptable to us or, to the extent permitted by law, in any other form that is consistent with applicable laws, regulations and rules, including NASDAQ rules.

The non-qualified stock options awarded under the 2008 Plan are generally non-transferable, except for transfers by will or the laws of descent and distribution. The compensation committee may, in its discretion, determine that an award of non-qualified stock options also may be transferred to family members by gift or other transfers deemed not to be for value.

Terms and Conditions of Restricted Stock Awards.  Subject to the provisions of the 2008 Plan, our board of directors determined the terms and conditions of each award of restricted stock, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the common stock subject to the award. Holders of shares of restricted stock have the right during the restricted period to exercise full voting rights with respect to those shares and the right to receive any dividends declared or paid with respect to the shares.

The shares of restricted stock awarded under the 2008 Plan are generally nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.

Adjustment of Shares Subject to 2008 Plan.  In the event of any increase or decrease in the number of outstanding shares of our common stock, or in the event such shares are changed into or exchanged for a different number or kind of shares or other securities of ours on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, the compensation committee will adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the compensation committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Effect of Certain Corporate Transaction.  Certain corporate transactions involving us, such as a sale or other change-of-control of KEYW, may cause awards granted under the 2008 Plan to vest, unless the awards are continued or substituted for by the surviving company in connection with the corporate transaction. Upon such a transaction the compensation committee may also elect to cancel outstanding awards in exchange for cash or securities equal in value to the shares subject to the award, less, in the case of stock options, the aggregate exercise price.

2009 Stock Incentive Plan

Overview.  The KEYW Holding Corporation 2009 Stock Incentive Plan (which we refer to as our 2009 Stock Incentive Plan, or the 2009 Plan), was adopted on December 29, 2009. As with our 2008 Plan, the purpose of the 2009 Plan is to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve KEYW and to expend maximum effort to improve the business results and earnings of KEYW, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of KEYW. The 2009 Plan provides for the grant of stock options (in the form of either incentive stock options or non-qualified stock options), restricted stock, and restricted stock units (RSUs). Awards may be made under the 2009 Plan to any employee, officer, or director of KEYW or, except for incentive stock options, to any consultant or adviser currently providing services to KEYW. Under the 2009 Plan, 12,000,000 shares of our common stock were reserved for issuance under the plan; provided, however, that awards will not be granted in excess of 12% of our total issued and outstanding common stock at any given time. Of the total shares reserved under the plan, as of December 31, 2012, non-qualified stock options for 2,491,914 shares of our common stock were outstanding and 495,000 shares of restricted stock were outstanding under the 2009 Plan. No RSUs or incentive stock options have been issued under the 2009 Plan. As of December 31, 2012, outstanding options under the 2009 Plan had a weighted average exercise price of $10.99 per share and had expiration dates ranging from December 29, 2019 to December 30, 2022. In connection with the adoption of our 2013 Plan (described below), we ceased making awards under the 2009 Plan, and no additional shares are reserved for new grants under the 2009 Plan. The 2009 Plan remains in effect, however, with respect to awards outstanding under the plan.

In general, options and restricted shares awarded under the 2009 Plan are subject to vesting over a three-year period. However, our compensation committee, which administers the 2009 Plan, has discretion to determine other vesting terms of equity awards at the time of grant.

Effective Date and Term.  The 2009 Plan was effective as of the date of approval by our board of directors, or December 29, 2009, and will expire at the close of a ten-year term unless earlier terminated by our board of directors.

Administration, Amendment and Termination.  Our board of directors has the power and authority to administer the 2009 Plan. As permitted by the terms of the 2009 Plan, our board of directors had delegated this power and authority to our compensation committee. The compensation committee has the authority to interpret the terms and intent of the 2009 Plan, determine eligibility and terms of awards for participants and make all other determinations necessary or advisable for the administration of the 2009 Plan.

The compensation committee may amend, suspend or terminate the 2009 Plan at any time with respect to any shares of our common stock as to which awards have not been made. No such action may amend the 2009 Plan without the approval of stockholders if the amendment is required to be submitted for stockholder approval by applicable law, rule or regulation, including NASDAQ rules.

Award Types.  As noted above, the 2009 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock and restricted stock units. “Restricted stock units,” or “RSUs,” are awards that represent a conditional right to receive shares of common stock in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock.

Shares Issued Under the 2009 Plan.  Shares issued under the 2009 Plan may be authorized as unissued shares or treasury shares. Any shares covered by an award, or portion of an award, granted under the 2009 Plan that are forfeited or canceled, expire or are settled in cash will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the 2009 Plan.

If any stock option is exercised by tendering shares to us, or if we withhold shares to satisfy tax withholding obligations in connection with such an exercise, as full or partial payment in connection with the exercise of a stock option under the 2009 Plan, only the number of shares issued net of the shares tendered will be deemed issued for purposes of determining the maximum number of shares available for issuance under the 2009 Plan.

Terms and Conditions of Option Awards.  An option granted under the 2009 Plan will be exercisable only to the extent that it is vested. No option may be exercisable more than ten years from the option grant date. The compensation committee may include in the option agreement the period during which an option may be exercised following termination of employment or service.

The exercise price per share for each option granted under the 2009 Plan may not be less than 100%, or 110% in the case of an incentive stock option granted to a 10% stockholder, of the fair market value of the common stock on the option grant date. Prior to our IPO, fair market value was determined in good faith by our board of directors or compensation committee in a manner consistent with Section 409A of the Internal Revenue Code. After the offering, for so long as the common stock is listed on the NASDAQ, the fair market value of the common stock will be the closing price of the common stock as reported on the NASDAQ on the option grant date. If there is no closing price reported on the option grant date, the fair market value will be deemed equal to the closing price as reported on the NASDAQ for the last preceding date on which sales of the common stock were reported. If the shares of common stock are listed on more than one established stock exchange, the fair market value will be the closing price of a share of common stock reported on the exchange selected by the board of directors. If the common stock is not at the time listed or admitted to trading on a stock exchange, fair market value will be the mean between the highest bid and lowest asked prices or between the high and low sale prices of the common stock. If the common stock is not listed on any stock exchange or traded in the over-the-counter market, fair market value will be determined in good faith by our compensation committee in a manner consistent with Section 409A of the Internal Revenue Code.

Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding option which reduces the exercise price, either by lowering the exercise price or by canceling the outstanding option and granting a replacement option with a lower exercise price.

Payment of the exercise price for shares purchased pursuant to the exercise of an option may be made in cash or in cash equivalents acceptable to us or, to the extent permitted by law, in any other form that is consistent with applicable laws, regulations and rules, including NASDAQ rules.

Each option will become vested and exercisable at such times and under such conditions as the compensation committee may approve consistent with the terms of the 2009 Plan.

In the case of incentive stock options, the aggregate fair market value of the common stock determined on the option grant date with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000.

Incentive stock options are non-transferable during the optionee’s lifetime. Awards of non-qualified stock options are generally non-transferable, except for transfers by will or the laws of descent and distribution. The compensation committee may, in its discretion, determine that an award of non-qualified stock options also may be transferred to family members by gift or other transfers deemed not to be for value.

The compensation committee may impose restrictions on any shares of common stock acquired pursuant to the exercise of an option as it deems advisable, including minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the shares of common stock are then listed or traded, or under any blue sky or state securities laws applicable to the shares of common stock.

A non-solicitation, non-interference clause was added to the form of stock option agreement in June 2012.

Terms and Conditions of Restricted Stock and Restricted Stock Units.  Subject to the provisions of the 2009 Plan, the compensation committee will recommend and the board of directors will determine the terms and conditions of each award of restricted stock and RSUs, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the common stock subject to the award. Unless otherwise recommended by the compensation committee, to the extent permitted or required by law as determined by the board of directors, holders of shares of restricted stock will have the right during the restricted period to exercise full voting rights with respect to those shares and the right to receive any dividends declared or paid with respect to the shares. Holders of RSUs will not have the right during the restricted period to exercise any voting rights with respect to our common stock or to receive any dividends declared or paid with respect to our common stock.

The restrictions and the restricted period may differ with respect to each participant. An award will be subject to forfeiture if events specified by the compensation committee occur before the lapse of the restrictions.

Awards of restricted stock and RSUs are generally nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.

A non-solicitation, non-interference clause was added to the form of restricted stock agreement in June 2012.

Adjustment of Shares Subject to 2009 Plan.  In the event of any increase or decrease in the number of outstanding shares of our stock, or in the event such shares are changed into or exchanged for a different number or kind of shares or other securities of ours on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, the compensation committee will adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the compensation committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Effect of Certain Corporate Transactions.  Certain corporate transactions involving us, such as a sale of KEYW or change of control, may cause awards granted under the 2009 Plan to vest, unless the awards are continued or substituted for by the surviving company in connection with the corporate transaction. Upon such a transaction the compensation committee may also elect to cancel outstanding awards in exchange for cash or securities equal in value to the shares subject to the award, less, in the case of stock options, the aggregate exercise price.

2013 Stock Incentive Plan

The principal terms of the 2013 Stock Incentive Plan are summarized below. Capitalized terms not otherwise defined herein have the meanings provided in the 2013 Stock Incentive Plan. The following summary is qualified in its entirety by the full text of the 2013 Stock Incentive Plan. This Plan became effective on January 1, 2013 and replaces the 2009 Plan.

Purpose.  The Plan is intended to enhance the Company's ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, restricted stock units, SARs and performance shares. Stock options granted under the Plan may be nonqualified stock options or incentive stock options.

Administration.  The Board will have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and bylaws and applicable law.

The Board from time to time may delegate to one or more Committees or the CEO such powers and authorities related to the administration and implementation of the Plan, as the Board may determine.

Subject to the other terms and conditions of the Plan, the Board will have full and final authority to:

(i)	designate Grantees;
(ii)	determine the type or types of Awards to be made to a Grantee;
(iii)	determine the number of shares of Stock to be subject to an Award;
(iv)	establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
(v)	prescribe the form of each Award Agreement evidencing an Award; and
(vi)	amend, modify, or supplement the terms of any outstanding Award.

Deferral Arrangements.  The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals will be made in a manner that complies with Code Section 409A.

Stock Subject to the Plan.  The number of shares of Stock available for issuance under the Plan will be 2,000,000 (two million). All shares of Stock issuable under the Plan may be issued as Common Stock.

The 2013 Plan imposes individual limitations on the amount of Awards, to comply with Code Section 162(m). Under these limitations, in any fiscal year of the Company during any part of which the 2013 Plan is in effect, no participant may be granted an award of more than 200,000 shares.

Adjustments in Authorized Shares.  The Board will have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to the Plan will be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

Effective Data and Term.  The 2013 Plan became effective as of the Effective Date (January 1, 2013) and was approved by the Company's board of directors on May 2, 2012 and approved by the Company's stockholders on August 15, 2012.

The Plan will terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in the Plan.

Eligibility.  Awards may be made under the Plan to any employee, officer or director of, or other Service Provider providing services to, the Company or any Affiliate thereof. The approximate number of all such persons is 1,200.

Award Agreements.  Each Award pursuant to the Plan will be evidenced by an Award Agreement, in such form or forms as the Board will from time to time determine, which specifies the number of shares subject to the Award. A non-solicitation, non-interference clause is included in all Award Agreements.

Options.  The Option Price of each Option will be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price will not be less than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Stockholder, the Option Price of an Incentive Stock Option granted to such Grantee will be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date.

Subject to the terms of the Plan, each Option granted under the Plan will become exercisable at such times and under such conditions as will be determined by the Board and stated in the Award Agreement.

The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee's Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee's Service, (iii) immediate forfeiture of the Option in the event the Grantee's Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company's right of repurchase with respect to unvested shares of Stock.

Generally, each Option granted under the Plan will terminate, and all rights to purchase shares of Stock thereunder will cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option.

Restricted Stock and Stock Units.  The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under the Plan, subject to such restrictions, conditions and other terms as the Board may determine.

At the time an Award of Restricted Stock or Stock Units is made, the Board will establish a restriction period applicable to such Restricted Stock or Stock Units.

Each Award of Restricted Stock or Stock Units may be subject to a different restriction period. The Board may, in its sole discretion, at the time an Award of Restricted Stock or Stock Units is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued Service, in order that all or any portion of the Restricted Stock or Stock Units will vest.

The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock or Stock Units.

Holders of Restricted Stock will have the right to vote such Stock and, unless the Board otherwise provides in an Award Agreement, to receive any dividends declared or paid with respect to such Stock. In the case of unearned performance awards (shares/units), dividend payouts/dividend equivalents are prohibited.

Holders of Stock Units will have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units will be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock.

Unless otherwise provided by the Board in the applicable Award Agreement, upon the termination of a Grantee's Service with the Company or an Affiliate thereof, any shares of Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited.

Withholding Taxes.  The Company will have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock or payment of any kind upon the exercise of an Option. Subject to the prior approval of the Company the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld will have an aggregate Fair Market Value equal to such withholding obligations.

Change of Control.  Subject to certain exceptions upon the occurrence of a Change of Control either of the following two actions will be taken:

(i)	fifteen days prior to the scheduled consummation of a Change of Control, all shares of Restricted Stock and Stock Units will become immediately vested and all Options outstanding hereunder will become immediately exercisable unless otherwise specified in any executed executive agreements and will remain exercisable for a period of fifteen days, or
(ii)	the Board may elect, in its sole discretion, to cancel any outstanding Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of Stock subject to the Award (the “Grant Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Grant Shares.

With respect to the Company's establishment of an exercise window, (i) any exercise of an Option during such period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options will terminate.

These above terms will not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options, Stock Units or shares of Restricted Stock theretofore granted, or for the substitution for such Awards for new common stock options, stock units or new shares of restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option prices, in which event the Awards theretofore granted will continue in the manner and under the terms so provided. In the event a Grantee's Award is assumed, continued or substituted upon the consummation of any Change of Control and their employment is terminated without Cause within one year following the consummation of such Change of Control, the Grantee's Award will be fully vested and may be exercised in full, to the extent applicable, for the period set forth in the Grantee's Award Agreement or for such longer period as the Committee may determine.

New Plan Benefits.  Future benefits under the Plan generally will be granted at the discretion of the Board and are therefore not currently determinable.

Non-Plan Awards

Grants Made Outside of the 2008 Plan and 2009 Plan.  On October 16, 2009, Mr. Krobath was awarded options to purchase 195,000 shares of common stock outside of the 2008 Plan pursuant to a Non-Qualified Stock Option Agreement. The options, which vest ratably on an annual basis over three years with the first vesting on October 16, 2010 and expire on October 15, 2019, have a per share exercise price of $5.50. In addition, on December 2, 2009, our NEOs received restricted stock awards pursuant to Restricted Stock Agreements with each grantee, such awards totaling 27,500 restricted shares. These shares of restricted stock cliff vest on December 2, 2012. On July 31, 2008, our NEOs received restricted stock awards pursuant to Restricted Stock Agreements with each grantee, such awards totaling 374,900 restricted shares. These shares vest 20% on grant date and then the next four anniversaries of the grant date. In 2011 and 2012, no options or restricted stock were issued as Non-Plan awards.

Effect of Certain Corporate Transactions.  Under the Restricted Stock Agreements for the grants made on December 2, 2009, upon a change in control these awards will either (i) automatically vest fifteen (15) days prior to the consummation of a change in control and will remain exercisable for a period of fifteen (15) days, or (ii) in the sole discretion of the board of directors, may be cancelled and converted into the right to receive a cash payment equal to the product of the number of shares subject to such award and the amount, if any, by which the formula or fixed price per share paid to holders of shares of stock pursuant to the transaction exceeds the price applicable to the restricted shares.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or for us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.  There are no immediate tax consequences of receiving an award of restricted stock units under the 2009 Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2012 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(1)
Equity compensation plans approved by security holders	2,991,414	$9.22	1,266,073
Equity compensation plans not approved by security holders	—	—	—
TOTAL	2,991,414		1,266,073

(1)	The securities remaining for future issuance are from our 2009 Stock Incentive Plan. This Plan has a maximum amount of shares available for issuance of 12,000,000 with a soft cap of 12% of the outstanding shares available for issuance. The 2013 Stock Incentive Plan, which took effect on January 1, 2013, replaced the 2009 plan, and provides for the issuance of a maximum of 2,000,000 shares.

Retirement Plans

The Company currently has one qualified defined contribution retirement plan. The KEYW Corporation Employee 401(k) Plan includes a contributory match 401(k) feature for KEYW employees. As of January 1, 2010, the Plan calls for an employer matching contribution of up to 10% of eligible compensation. Total authorized contributions under the matching contribution feature of the Plan were $7.8 million, $4.1 million and $3.2 million, in 2012, 2011 and 2010, respectively. There were no discretionary contributions during these periods.

The Company previously had a qualified contribution retirement plan, the FASI 401(k) Plan, which included a contribution match for former FASI employees. The Plan called for a fixed 3% Safe Harbor non-elective employer contribution plus a discretionary employer profit sharing contribution. All employer contributions were vested immediately. Total authorized contributions under the Plan were $908,000 in 2012 and $433,000 in 2011 subsequent to being acquired.

The Company previously had a qualified contribution retirement plan, the Poole & Associates, Inc. 401(k) Plan, which included a contribution match for former Poole employees. The Plan called for a fixed 3% Safe Harbor non-elective employer contribution plus a discretionary employer profit sharing contribution. All employer contributions were vested immediately. Total authorized contributions under the Plan were $304,000 in 2012 subsequent to being acquired.

The Company had a qualified contribution retirement plan, the Sensage, Inc. 401(k) Retirement Trust, which had no contribution match for former Sensage employees. There were no authorized contributions under the Plan in 2012 subsequent to being acquired.

The Company previously had a qualified contribution retirement plan, the Sycamore.US, Inc. 401(k) Plan, which included a contributory match 401(k) feature for former Sycamore employees. The Plan called for an employer matching contribution of $0.50 on every $1.00 up to 6% of eligible compensation. Total authorized contributions under the matching contribution feature of the Plan were approximately $866,000 in 2011 and there were no discretionary contributions during that time.

The Company previously had a qualified contribution retirement plan, the Everest Technology Solutions Retirement Plan, which included a contributory match 401(k) feature for former Everest employees. The Plan’s employer match was based on a three-year cliff vesting and provided an employer matching contribution of up to 6% of eligible compensation. Total authorized contributions under the matching contribution feature of the Plan were approximately $803,000 in 2011 and there were no discretionary contributions during that time.

The Company previously had a qualified contribution retirement plan, the JKA Technologies, Inc. 401(k) Plan, which included a contribution match for former JKA employees in addition to a Safe Harbor contribution of 3% of employee salary and a 1% profit contribution. The Plan’s employer match was dollar for dollar up to 6% of eligible compensation. All Plan contributions had a one-year cliff vesting from the time of contribution. Total authorized contributions under the Plan were $291,000 in 2011 subsequent to being acquired.

The Company converted the Sycamore.US, Inc. 401(k) Plan, the Everest Technology Solutions Retirement Plan, and the JKA Retirement Plan into The KEYW Corporation Employee 401(k) Plan effective January 1, 2012.

The Company converted the FASI 401(k) Plan effective January 1, 2013, the Poole & Associates, Inc. 401(k) Plan effective February 1, 2013 and the Sensage, Inc. 401(k) Retirement Trust effective March 1, 2013.

Employee Stock Purchase Plan

We adopted the Employee Stock Purchase Plan (the “ESPP”) on September 3, 2010. The ESPP offers a maximum of 5,000,000 million shares of Common Stock for purchase by employees over the ten year life of the ESPP. Employees are able to purchase shares through accumulated payroll deductions at 85% of the fair market value of the shares based on the closing sales price of the shares on the purchase date, which will occur at the end of each fiscal quarter. Individual employees are limited to a maximum of 1,000 shares per quarter under the ESPP. The Company has elected to use open market purchases for all shares issued under the ESPP.

Options to Purchase Securities

The Company has established several stock incentive plans. The purpose of these plans are to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve KEYW and to expend maximum effort to improve the business results and earnings of KEYW, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of KEYW.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval and Ratification of Transactions with Related Persons

We have adopted a related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not be permitted to enter into a related person transaction with us without the consent of our audit committee, another independent committee of our board of directors or the full board. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000 will be required to be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees will be required to report to our audit committee any such related person transaction. In approving or rejecting the proposed agreement, our audit committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. A copy of our related person transactions policy is available on our website at www.keywcorp.com.

Transactions with Related Persons

Set forth below is a summary of any transactions occurring since December 31, 2011, or currently proposed transaction, that involve us and one or more of our (i) directors, (ii) executive officers, or (iii) beneficial owners of more than 5% of our common stock outstanding (a “5% stockholder”) (or any of the foregoing person’s affiliates or associates) (which we refer to collectively as “related persons”), in each case, in which the amount involved in the transaction exceeds or will exceed $120,000.

Gwen Pal, who is our Vice President and Chief Compliance Officer, is the daughter of Len Moodispaw, our Chief Executive Officer and a member of our board of directors. In 2012, Ms. Pal’s total compensation was approximately $175,600. This amount includes her base salary, bonus pay, gain on restricted stock vesting and KEYW matching contributions under our 401(k).

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors/Nominees

At the Annual Meeting, eight (8) directors of the Company will be elected, each to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. Each of the nominees named below have consented to serve if elected. In case any of the nominees is not a candidate for director at the Annual Meeting, an event which management does not anticipate, it is intended that the enclosed Proxy will be voted by the proxy holder for a substitute nominee, if any, designated by the board of directors, unless the authority to vote for the management nominee(s) is withheld in the Proxy.

The following sets forth information provided by the nominees as of July 12, 2013, all of whom are currently serving as directors of the Company, all of whom have been nominated by the Company’s nominating and corporate governance committee and all of whom have consented to serve if reelected by our stockholders.

Len Moodispaw, [70], has served as the Chief Executive Officer (CEO), President & Chairman of the Board of Directors of KEYW since it began operations on August 4, 2008 and is the founder of KEYW. Prior to the founding of KEYW, Mr. Moodispaw was President and Chief Executive Officer for Essex Corporation, from 2000 until January 2007, and Chairman of the board of directors of Essex from 2005 to January 2007. Essex provided advanced signal, image, information processing, information assurance and cybersecurity solutions, primarily for U.S. Government intelligence and defense customers, as well as for commercial customers. In 2007, Essex was acquired by Northrop Grumman, where Mr. Moodispaw served as a Vice President, responsible for managing Essex as a subsidiary within Northrop Grumman Mission Systems from January 2007 to July 2008.

Mr. Moodispaw also served as Chief Operating Officer of Essex Corporation from 1998 to 2000. Prior to that time, he was President of ManTech Advanced Systems International, Inc., a subsidiary of ManTech International Corporation. Prior to his time with ManTech Advanced Systems International, Inc., Mr. Moodispaw served in several positions of the former Essex subsidiary, System Engineering and Development Corporation, including president, chief administrative officer and general counsel.

From 1965 to 1978, Mr. Moodispaw was a senior manager in the National Security Agency (NSA) and later engaged in the private practice of law. Mr. Moodispaw is the founder of the Security Affairs Support Association (now known as INSA) that brings government and industry together to solve problems of mutual interest. He serves on proxy boards for KLAS, LTD and Segovia Inc. He also served as the chairman of the proxy board of the VT US, a subsidiary of Babcock, a public U.K. company through December 2012.

Mr. Moodispaw earned a Bachelor of Science degree in Business Administration from the American University in Washington, D.C., a Master of Science degree in Business Administration from George Washington University in Washington, D.C., and a Juris Doctorate degree in Law from the University of Baltimore.

Mr. Moodispaw adheres to the guidance of Jimmy Buffett that it is his job to be “different than the rest and better than the best”.

Mr. Moodispaw’s history with our company and leadership role since its founding has provided him with unique qualifications to serve as the Chairman of our board of directors. He previously served as President, Chief Executive Officer and Chairman of the board of directors of Essex, a former public company in our industry. His prior managerial experience at other companies in our industry and work with and for government agencies such as the NSA augments his range of knowledge and gives him experience on which he can draw in leading our company.

Deborah Bonanni, [57], has been a director at KEYW since April 1, 2013. Ms. Bonanni retired from public service in early 2013. From 2006 to 2013 she served as the Chief of Staff of the National Security Agency (“NSA”). She was responsible for the strategic direction, leadership and oversight of the corporate functions that enable and support the Agency’s Signals intelligence, information assurance, and cybersecurity missions. Her span of control covered physical and personnel security, human resource services, education and training, installations and logistics, policy and records management, external relations, corporate communications, occupational health and wellness, and registry and protocol services. She chaired the corporate board and managed the processes that governed the identification, selection, compensation, and professional development of NSA’s highest-level executive leaders and technical experts.

Prior to serving as NSA Chief of Staff, Ms. Bonanni served in a number of senior leadership positions, including the Associate Director of Human Resources Services; the Associate Director for Education and Training; and the Commandant of the National Cryptologic School, a nationally recognized academic institution providing tailored training and professional development of military and civilian employees. As Deputy Director of the NSA’s Equal Employment Opportunity organization, she advocated for the use of mediation as a neutral and effective alternative to litigation for resolving disputes, and established the Agency’s first alternative dispute resolution center. Ms. Bonanni began her NSA career as a staff attorney specializing in federal procurement law before assuming the position of Associate General Counsel for information Security.

Ms. Bonanni graduated from Hood College, Summa Cum Laude, with a Bachelor of Arts degree in history and Political Science. She received her Juris Doctorate from the Columbus School of Law, Catholic University, and is a member of the Bars of Maryland and the District of Columbia. She is a graduate of the 43rd Senior Seminar, an executive leadership program sponsored by the U.S. Department of State for civilian and military leaders from the federal foreign affairs community. She has also completed numerous executive leadership and professional mediation programs. Ms. Bonanni received the Exceptional Civilian Service Award, NSA’s highest honorary award, as well as three Presidential Rank Awards.

Since retiring from public service, Ms. Bonanni has been employed as a Senior Advisor at Intelligent Decisions, Inc. and serves on the Hood College Board of Associates.

Ms. Bonanni’s broad business experiences in public service and as the Chief of Staff of the NSA brings valuable expertise to our board of directors. Her past leadership in the corporate functions of the NSA brings a unique industry expertise to our board.

Bill Campbell, [69], has been a director at KEYW since July 16, 2009. Mr. Campbell is currently a Senior Advisor to the Chairman for JPMorgan Chase & Co. where he was most recently Chairman of Chase Card Services, the nation’s second largest credit card organization. From 2005 to 2007 he served as Chairman of Visa International, leading the organization to its IPO in 2008, the largest in U.S. history. With an extensive consumer products and financial services management background, Mr. Campbell also serves as President of Sanoch Management, a consulting and investment firm for financial companies, start-ups, and venture capital firms. Prior to his executive roles at JPMorgan Chase and its predecessors, and the formation of Sanoch Management, Mr. Campbell oversaw Citigroup’s Global Consumer Business, including global branch banking and credit cards. He became Chief Executive Officer of Global Citibank in 1996 and Chief Executive Officer of Citigroup’s Global Consumer Business a year later. Before joining Citicorp in 1995, Mr. Campbell spent 28 years at Philip Morris, including five years as Chief Executive Officer of Philip Morris USA. He began his career in Canada in brand management in 1967 and eventually served as President of the Asian region for Philip Morris, EVP of Marketing and Sales for Philip Morris USA, and EVP of Strategic Planning for Philip Morris Companies. He currently serves as a director to the following privately held companies: BTI Systems, Inc., First Beverage Group, Focus Financial Partners LLC, LeadDog Marketing Group and Syncapse. Mr. Campbell earned a Bachelor’s degree in Economics from the University of Alberta in 1965 and a Master’s degree in Business Administration from the University of Western Ontario in 1967.

Mr. Campbell’s business experiences in a diverse group of major public companies, including service as the CEO of Philip Morris USA and in numerous executive positions in the financial services industry, gives our board of directors a perspective on national and global economic developments and valued experience in the operations of large organizations.

Pierre Chao, [47], has been a director at KEYW since October 27, 2010. Mr. Chao is a Managing Partner and co-founder of Renaissance Strategic Advisors. From 2003 – 2007, Mr. Chao was the Director of Defense-Industrial Initiatives at the Center for Strategic and International Studies, a Washington D.C. based, non-partisan defense and foreign policy think tank. From 1999 to 2003, Mr. Chao was a managing director and senior aerospace/defense analyst at Credit Suisse First Boston (CSFB), where he was responsible for following the U.S. and global aerospace/defense industry. He remained a CSFB independent senior adviser with the Equity Research group and then Investment Banking from 2003 to 2006. Prior to joining CFSB, Mr. Chao was the senior aerospace/defense analyst at Morgan Stanley Dean Witter from 1995 to 1999 and he was the senior aerospace/defense industry analyst at Smith Barney during 1994. Prior to his career as a Wall Street analyst, Mr. Chao was a director at JSA International, a Boston/Paris-based management-consulting firm that focused on the aerospace/defense industry. Mr. Chao was also a co-founder of JSA Research, an equity research boutique specializing in the aerospace/defense industry. Before signing on with JSA, he worked in the New York and London offices of Prudential-Bache Capital Funding as a mergers and acquisitions banker focusing on aerospace/defense.

Mr. Chao brings over 25 years of management consulting, investment banking and policy expertise in the aerospace/defense industry. Mr. Chao earned dual Bachelor of Science degrees in Political Science and Management Science from the Massachusetts Institute of Technology. He is a holder of the right to use the Chartered Financial Analyst designation.

John Hannon, [76], has been a director at KEYW since August 22, 2008. Previously he served as a Director of Essex from September 2000 to 2007. From early 2000 to 2002, Mr. Hannon was the managing member of Networking Ventures, L.L.C., a privately held company that invested in technology companies. From 1979 to March 2000, Mr. Hannon served as the Chief Executive Officer of Pulse Engineering, Inc. an information security and signals processing company which was sold in March 2000. Mr. Hannon started his business career in 1963 after serving in the United States Marine Corps. Since that time, he has been involved in numerous entrepreneurial ventures. He is a past Director of the Armed Forces Communications and Electronics Association.

Mr. Hannon’s significant institutional knowledge of the Company provides valuable insight to our board of directors. His prior managerial experience and military service brings an enhanced understanding of government contract focused business to board deliberations.

Ken Minihan, [69], (Lt. General (Ret) USAF) has been a director at KEYW since August 22, 2008. Lt. General Minihan is a Managing Director of Paladin Capital Group and is focused on the development and implementation of new investment opportunities for Paladin’s Homeland Security Fund. Prior to joining Paladin, Lt. General Minihan was the 14th Director of the National Security Agency (NSA)/Central Security Service. While at the NSA, he was instrumental in the definition and implementation of the National Information Assurance Program. During his military service, Lt. General Minihan developed extensive experience in making new technologies operational and implementing leading edge services and products in a competitive environment where lives were often at risk. During the last twenty years of the Cold War and the transition to the Information Age, he was instrumental in the definition and selection of technology solutions to solve many difficult national security information needs. Throughout that time, Lt. General Minihan helped set the performance standards for information enterprise operations. Lt. General Minihan is a past Chairman and President of the Security Affairs Support Association (now known as INSA), which focuses on shared government and industry national intelligence and technology challenges. He also is a member of the Air Force Association, the National Military Intelligence Association and other national organizations. He has substantial experience in capital raising, enterprise operations, business development and business readiness assurance. He devotes considerable attention to and consults on national security affairs. Lt. General Minihan has a Bachelor of Arts degree from Florida State University, a Master of Arts degree from the Naval Postgraduate School, and has completed executive development programs at the University of Illinois and Harvard University. Among his awards and decorations are the National Security Medal, the Defense Distinguished Service Medal, the Bronze Star, the National Intelligence Distinguished Service Medal, and the Legion of Merit. He serves as a Director on the following boards: BAE Systems, Inc., ManTech International Corporation, Lucent Government Solutions, Lexis Nexis Special Services, American Government Solutions and CGI Federal.

Lt. General Minihan’s depth of knowledge from his military service and as a director of the NSA brings valuable expertise to our board of directors. Further, his business experience with Paladin Capital Group brings industry expertise to our board that is compounded by his public sector service.

Art Money, [73], has been a director at KEYW since August 22, 2008. Previously, he served as a Director of Essex Corporation from January 2003 to January 2007. He is currently consulting, specializing in command, control, and communications, intelligence, signal processing, and information processing. Mr. Money served as the Assistant Secretary of Defense for Command, Control, Communication and Intelligence (C3I) from October 1999 to April 2001. Prior to his Senate confirmation in that role, he was the Senior Civilian Official, Office of the Assistant Secretary of Defense for C3I from February 1998. Mr. Money also served as the Chief Information Officer for the Department of Defense from 1998 to 2001. From 1996 to 1998, he served as Assistant Secretary of the Air Force for Research, Development and Acquisition, and as CIO for the Air Force. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy. Prior to his government service, Mr. Money held senior management positions (including President from 1989 to 1995) with ESL Inc., a subsidiary of TRW, and the TRW Avionics and Surveillance Group. Mr. Money serves on numerous United States Government panels, boards and commissions. He currently serves on the board of Electronic Warfare Associates, Inc., NovoDynamics, Inc., and Eagle Ray, Inc. Mr. Money received a Bachelor of Science degree in Mechanical Engineering from San Jose State University in 1965, a Master of Science degree in Mechanical Engineering from University of Santa Clara in 1970 and attended the Harvard Executive Security Program in 1985 and the Program for Senior Executives at the Massachusetts Institute of Technology in 1988.

Mr. Money’s service in the intelligence sector and on the boards of numerous public companies and with sophisticated advisory groups, combined with his prior management experience in the private sector, brings a breadth of knowledge to our board of directors.

Caroline Pisano, [46], has been a director at KEYW since August 22, 2008. Previously, she was a Director of Essex Corporation from September 2000 through January 2003 and served as General Counsel and Vice President of Finance of Essex from January 2003 to June 2004. From April 2000 through December 2002, Ms. Pisano was a member of Networking Ventures, L.L.C. From August 1996 to March 2000, Ms. Pisano served as General Counsel and Chief Financial Officer of Pulse Engineering, Inc., an information security and signal processing company which was sold in March 2000. From August 1992 to July 1996, Ms. Pisano served as a senior transactional attorney with the law firm of Wechsler, Selzer, and Gurvitch, Chartered. From June 1988 to August 1990, Ms. Pisano, was a certified public accountant, practiced public accounting and specialized in high tech and biotech companies. Ms. Pisano received her Juris Doctorate degree from the Washington College of Law at the American University in Washington, D.C. Ms. Pisano graduated Magna Cum Laude with a Bachelor of Science degree in Accounting from the University of Maryland. Although Ms. Pisano is an attorney and an accountant she likes to follow Jimmy Buffett’s advice and “say what you mean, mean what you say”. Ms. Pisano has four children and enjoys volunteering at her children’s public schools.

Ms. Pisano’s significant institutional knowledge of our company’s field of work gives our board of directors valuable insight into our operations. Her prior managerial experience brings insightful business knowledge to bear on our board deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Executive Officers

The following sets forth information provided by the executive officers as of July 12, 2013 (other than Leonard Moodispaw, for whom biographical information is included above under “Directors/Nominees”):

John Krobath, [46], has served as the Chief Financial Officer of KEYW since joining in May 2009. Mr. Krobath is responsible for all accounting and finance activities of a government contracting company, DCAA cost structures and compliance, contracts, treasury management, and budgeting. Prior to joining KEYW, he was the Chief Financial Officer and/or Controller for Horne International from September 2005 to May 2009. During Mr. Krobath's tenure, Horne International was a publicly traded government contracting company consisting of four diverse international operating companies and one holding company. From 1993 to 2004, Mr. Krobath held financial positions of increasing responsibility, including positions as Finance Manager, Controller, Manager of Business Operations, and Director of Financial Operations, at several companies. He supported several defense contractors during that time including ITT Industries and Kratos Defense and Security Solutions. Mr. Krobath holds a Bachelor of Science degree in Business Administration in Accounting from James Madison University in Harrisonburg, VA and a Master of Science degree in

Business Administration in Finance from George Mason University in Fairfax, VA. He enjoys sports and the outdoors. He believes that preparation is the key to opportunity.

Mark Willard, [53], has served as the Chief Impact Officer of KEYW since its founding in August of 2008. In this position, he has played a key role in developing a strong operations team. In his current role he is responsible for ensuring that the goals for revenue and profit are met and assists the CEO in formulating current and long-range plans, objectives and policies. He provides leadership to senior management related to organization, business development and financial management and ensures a clarity of objectives and focus for senior managers and operations personnel. He has over 30 years of multi disciplined management experience related to systems development, operation and life cycle support. Mr. Willard has played a key role in building an engineering capability from the ground up at four companies focused on supporting the Intelligence Community. After eight years of military service he joined ManTech and served as the Vice President of Columbia, MD Operations, responsible for building the company from 30 to over 300 personnel providing engineering services to the National Security Agency. He transitioned to Windermere in 1998. As one of Windermere’s first employees, he helped build a well established engineering development and systems integration company. Windermere was acquired by Essex Corporation in 2005 and Mr. Willard remained at the company and served as the Vice President of the Engineering & Technology Sector. When Essex Corporation was acquired by Northrop Grumman, Mr. Willard continued to build the Engineering & Technology Sector and was responsible for over 400 personnel providing services to the major Intelligence Community agencies, as well as special military. Mr. Willard served at Northrop Grumman in this capacity until his employment with KEYW in 2008. Mr. Willard has a Bachelor of Science degree in Management Sciences and has completed coursework toward a Master of Science degree in Technology Management at the University of Maryland. He proudly raised 3 daughters on lessons learned from Seinfeld episodes, and is looking forward to opening our first warm climate ocean-front office someday.

Chris Fedde, [62], joined KEYW in April 2013 as an Executive Vice President. As Executive Vice President, Mr. Fedde leads KEYW’s commercial products business. His responsibilities include strategic product planning to meet the Company’s growth objectives, and the operations of the products business consistent with Company financial goals. Prior to joining KEYW, he was President and Chief Executive Officer of SafeNet, Inc., a global leader in data protection from May 2011 to December 2012. He was named CEO in May 2011, having more than a decade of executive leadership at SafeNet and previously serving as its President and Chief Operating Officer. During his tenure at SafeNet, he has led the rapid and dynamic growth of SafeNet, first as Director of Corporate Product Management and Business Development and then as General Manger of the Enterprise Security Division. Mr. Fedde established the Company's security presence in the U.S. Government, and expanded SafeNet’s presence in the worldwide security community. He led the company from sub- $20 million in revenue in 2001 to more than $450 million by 2010, along the way establishing SafeNet as one of the largest independent security technology companies in the world. Mr. Fedde positioned SafeNet at the forefront of protecting high value information for companies and governments globally.

Prior to joining SafeNet, Mr. Fedde was Director of Secure Products at Harris Corporation, where he established the security business and led its growth. In this role, he was responsible for the direction and management of security businesses requiring very high levels of security, including the U.S. Government. Before joining Harris Corporation, Mr. Fedde previously served as Engineering Manager at Motorola, developing wireless two-way products for the global markets. He holds several patents for wireless technologies.

He served on the Board of SafeNet and was also a member of the Board of Directors for AuthenTec, a publicly traded company sold to Apple in 2012. Mr. Fedde holds a Bachelor of Science in Electrical Engineering from the University of Iowa. He and his family escape to upstate New York when they can — even in the winter.

Kim DeChello, [52], has served as the Chief Administrative Officer and Secretary of KEYW since its founding in 2008. Ms. DeChello is responsible for corporate administration, human resources, recruiting, stock administration and assists with mergers and acquisitions and ethics and compliance. She is responsible for developing company policies that comply with regulations and that reflect management philosophy and culture. She participates with the CEO and other executives in formulating current and long-range plans, objectives and policies. As Corporate Secretary she has a wide range of responsibilities including administration of critical corporate matters. Prior to this, she was the Chief Administrative Officer at Essex Corporation, which she joined in May 1987. At Essex she served in various administrative and management capacities. She was appointed Vice President in December 2003, appointed Corporate Secretary in January 1998 and Chief Administrative Officer in November 1997. She served in these positions at Essex through July 2008, until her employment with KEYW in 2008. Ms. DeChello received a Master of Science degree in Human Resources Management in 2000 from the University of Maryland. Ms. DeChello also holds an Associate of Arts degree in Accounting, and a Bachelor of Science degree in Criminal Justice/Criminology from the University of Maryland. She enjoys dancing and bird watching.

Ed Jaehne, [60], joined KEYW in June 2009 as the Chief Strategy Officer. As Chief Strategy Officer, Mr. Jaehne is focused on innovation and the strategic growth of KEYW, expanding on existing technology and capabilities, and in communicating KEYW’s strategy, capabilities, and value to all stakeholders. He is a frequently invited speaker and writer on issues of cyber awareness and cyber governance. Most recently, he led the launch of Project G, focused on delivering a next generation of cybersecurity and awareness platform to commercial and critical infrastructure enterprises. This platform builds on technology and techniques used by KEYW in protecting some of the most sensitive networks in the world. Recently, he was recognized as a Governance Fellow by the National Association of Corporate Directors. Prior to joining KEYW, Mr. Jaehne served as Vice President and Chief Strategy Officer at Essex Corporation, from 2003 to 2009. He is a veteran entrepreneur with over 20 years of international experience as an executive of cybersecurity companies. He is experienced in creating rapid growth companies as well as in the strategic acquisition and merger of companies to form strong solutions focused companies in both the communications and government markets. From 2000 until 2003, he operated a consulting sole proprietorship providing services to clients, including Essex. From 1996 until 2000 he served as either President or Chief Operating Officer of several cybersecurity technology companies, where he led several successful mergers and acquisitions. He started his first company, Jaehne Associates, LTD (a cybersecurity consultancy), in 1983, which he sold in 1988 to ManTech International, Inc. From 1988 until 1996, he served as President of ManTech Strategic Associates, Ltd. In 1975, he earned two Bachelor of Arts degrees (Physics and Russian) from the University of Utah. Mr. Jaehne continued at the University of Utah to earn a Master of Arts degree in Physics in 1976. In 1977, he earned a Master of Arts degree in History and Philosophy of Science at the University of Toronto. He enjoys renovating houses and challenging bulging bureaucracies wherever he finds them, and exposing the folly and foibles of lemming leadership.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has, upon recommendation of the audit committee, selected Grant Thornton, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013, and has further directed that the selection of such independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

AUDIT COMMITTEE REPORT

In performing its oversight responsibilities, the audit committee has reviewed and discussed the Company’s 2012 consolidated audited financial statements with the Company’s management. The audit committee also has discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The audit committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the Company’s 2012 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including in respect of accountant’s independence. The board of directors has determined that Ms. Pisano is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended. Members of the audit committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s independent registered public accounting firm are in fact “independent.”

Audit Committee

Caroline S. Pisano, Chairperson
Arthur L. Money
John G. Hannon

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of Section 18 of the Exchange Act. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the federal securities laws.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company uses Grant Thornton LLP as its principal accountant.

Grant Thornton, LLP representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The following table shows the fees that were billed to the Corporation by Grant Thornton LLP for professional services rendered for the fiscal years ended December 31, 2012 and December 31, 2011.

Fee Category	2012	2011
(In thousands)
Audit Fees	$398,316	$462,684
Audit-Related Fees	113,690	33,600
Tax Fees	10,889	0
All Other Fees	6,376	61,710
Total Fees	$529,271	$557,994

Audit Fees

This category includes fees for the audit of the Company’s annual financial statements and review of financial statements included in the quarterly reports on Form 10-Q.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not included above under “Audit Fees”. These services include services in connection with acquisitions and stock offerings, including comfort letters to underwriters.

Tax Fees

This category includes fees for tax return preparation and related tax services.

All Other Fees

This category includes fees for products and services provided by Grant Thornton LLP that are not included in the services reported above and out-of-pocket expenses consisting primarily of travel expenses. The primary component of these fees is compensation consulting fees.

Pre-Approval of Services

The audit committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent accountants. For audit services, each year the independent auditor provides the committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the committee before the audit commences.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during its most recent fiscal year and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the respective reporting persons during the fiscal year ended December 31, 2012, except that Mr. Hannon filed a Form 4 relating to three transactions seventeen days late.

Other Business

The Company knows of no other matters to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders is properly brought before the Annual Meeting, it is the intention of the persons appointed as proxies to vote with respect to any such matter in accordance with their best judgment.

It is important that proxies be returned promptly. Stockholders, whether or not they expect to attend the Annual Meeting in person, are urged to complete, sign and return the accompanying Proxy in the enclosed envelope which requires no postage if mailed in the United States or use the internet to transmit voting instructions at www.proxyvote.com.

Stockholder Proposals for the 2014 Annual Meeting

All stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) must be received by the Company not later than March 14, 2014, and must otherwise comply with the rules of the SEC for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. Proposals should be delivered to The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, Attention: Corporate Secretary.

Except in the case of proposals made in accordance with Rule 14a-8, stockholders intending to bring any business before the 2014 Annual Meeting must deliver written notice thereof to the Secretary of the Company not less than 120 days prior to the first anniversary of the date of the Proxy Statement for the preceding year’s annual meeting of stockholders (which will be March 14, 2014), nor earlier than 150 days prior to the first anniversary date of the Proxy Statement for the preceding year’s Annual Meeting of Stockholders (which will be February 12, 2014). If a stockholder gives notice of such a proposal outside such window, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2014 Annual Meeting.

Annual Report and Consolidated Financial Statements

A copy of the Company’s 2012 Annual Report accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single Proxy Statement and 2012 Annual Report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding”

communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the Proxy Statement and 2012 Annual Report and/or wishes to receive separate copies of these documents in the future such stockholder may (1) notify its broker or (2) direct its written or oral request to: The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, Attention: Corporate Secretary, 443-733-1600. Upon written or oral request, we will deliver promptly a separate copy of the Proxy Statement and 2012 Annual Report to any stockholder at a shared address to which a single copy of any of these documents was delivered.

Two or more stockholders sharing an address can request delivery of a single copy of the Proxy Statement and 2012 Annual Report if they are receiving multiple copies by contacting the KEYW Holding Corporation in the manner set forth above.

Reference Documents

UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE KEYW HOLDING CORPORATION, 7740 MILESTONE PARKWAY, SUITE 400, HANOVER, MD 21076, ATTENTION: CORPORATE SECRETARY. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

Directions
KEYW’s Corporate Headquarters
7740 Milestone Parkway, Suite 400
Hanover, MD 21076
Main 443-733-1600

From Points North

•	Take MD-295 South/Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn onto Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

From Points South

•	Take MD-295 North/Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn right onto Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

From Baltimore/Washington International Airport

•	Take I-195 West
•	Take Exit 2N for MD-295 South/Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn onto Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

From Points East

•	Take SR-100 West toward Ellicott City
•	Take Exit 9A for MD-295 South/Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn onto Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

From Points West

•	Take SR-100 East toward Ellicott City
•	Take Exit 9A for MD-295 South/Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn onto Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

KEYW

THE KEYW HOLDING CORPORATION
ATTN: KIM DECHELLO
7740 MILESTONE PARKWAY
SUITE 400
HANOVER, MD 21076

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR all nominees listed below:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 DEBORAH BONANNI	02 BILL CAMPBELL	03 PIERRE CHAO	04 JOHN HANNON	05 KEN MINIHAN
06 ART MONEY	07 LEN MOODISPAW	08 CAROLINE PISANO		

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratify the appointment of Grant Thornton, LLP as independent registered public accounting firm for the company.	☐	☐	☐

NOTE: Act upon such other business as may properly come before the Annual Meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000181841_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

THE KEYW HOLDING CORPORATION
7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - AUGUST 13, 2013

The undersigned hereby appoints Leonard E. Moodispaw, John E. Krobath and Kimberly J. DeChello, and each of them severally, as proxies of the undersigned, each with full power of substitution, to represent the undersigned at, and to vote all shares of common stock of the The KEYW Holding Corporation which the undersigned may be entitled to vote at, the Annual Meeting of Stockholders of The KEYW Holding Corporation to be held on August 13, 2013 at KEYW Corporate Headquarters, 7740 Milestone Parkway, Suite 400, Hanover, Maryland at 10:00 a.m. Eastern Daylight Time ("EDT"), and at any adjournment or adjournments of such meeting, with all powers which the undersigned would possess if personally present, in accordance with the instructions set forth on this proxy, and, in their discretion, to vote such shares on any other business as may properly come before the meeting and on matters incident to the conduct of the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTORS AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Continued and to be signed on reverse side

0000181841_2 R1.0.0.51160